                                                                  EXHIBIT (D)(3)

                                                                  EXECUTION COPY

================================================================================


                            SUBSCRIPTION AGREEMENT

                                 by and among

                       ECHELON INTERNATIONAL CORPORATION

                                      and

                         CERTAIN OF ITS SUBSIDIARIES,

                         collectively, as Transferor,

                                      and

                  HELLER AFFORDABLE HOUSING OF FLORIDA, INC.,

                                  as Company

                               January 21, 2000



================================================================================

                               Table of Contents
                               -----------------

Section 1.   Definitions and References......................................................................  1


Section 2.   Transfer of Assets; Assumption of Liabilities...................................................  8

       2.1     Transfer Value................................................................................  8
       2.2     Assumption of Liabilities.....................................................................  9
       2.3     Pending Transactions..........................................................................  9

Section 3.   Transferor's Representations and Warranties..................................................... 10

       3.1     Due Organization and Good Standing of Transferor.............................................. 10
       3.2     Authorization and Validity of Agreement....................................................... 10
       3.3     Consents and Approvals; No Violations......................................................... 11
       3.4     Title to Assets; Encumbrances................................................................. 11
       3.5     Ownership of Mortgage Loans................................................................... 12
       3.6     Environmental Laws and Regulations............................................................ 12
       3.7     Leases........................................................................................ 13
       3.8     Litigation.................................................................................... 13
       3.9     Land Use...................................................................................... 13
       3.10    Contracts..................................................................................... 14
       3.11    Permits....................................................................................... 14
       3.12    Assumed Debt.................................................................................. 14
       3.13    Intellectual Property......................................................................... 15
       3.14    Insurance..................................................................................... 16
       3.15    Assets........................................................................................ 16
       3.16    Compliance with Laws.......................................................................... 16
       3.17    Year 2000..................................................................................... 16
       3.18    Investment Intention.......................................................................... 16
       3.19    No Other Representations or Warranties........................................................ 16

Section 4.   Company's Representations and Warranties........................................................ 17

       4.1     Due Organization and Good Standing of Company................................................. 17
       4.2     Authorization and Validity of Agreement....................................................... 17
       4.3     Capitalization................................................................................ 17
       4.4     Consents and Approvals; No Violations......................................................... 17
       4.5     Condition of the Assets....................................................................... 18
       4.6     Liens......................................................................................... 18
       4.7     Sufficient Funds.............................................................................. 19
       4.8     Title and Survey.............................................................................. 19
       4.9     Inspection.................................................................................... 19
       4.10    Company Liquidity............................................................................. 19
       4.11    No Other Representations or Warranties........................................................ 19

                               Table of Contents
                               -----------------
                                  (Continued)


                                                                                                             Page
                                                                                                             ----
Section 5.   Covenants.......................................................................................  19

       5.1     Compliance....................................................................................  19
       5.2     Notices of Violations.........................................................................  20
       5.3     Ownership of Assets...........................................................................  20
       5.4     Operation of Assets Subsequent to the Agreement Date..........................................  20
       5.5     Status of Agreements..........................................................................  21
       5.6     Further Assurances............................................................................  22
       5.7     Consents......................................................................................  23
       5.8     Bringdown of Transferor's Representations.....................................................  23
       5.9     Cooperation Regarding Taxes...................................................................  24
       5.10    Insurance.....................................................................................  25
       5.11    Reasonable Best Efforts.......................................................................  25
       5.12    Access to Information Concerning Assets.......................................................  25
       5.13    Notification of Certain Matters...............................................................  25
       5.14    HSR Act.......................................................................................  26
       5.15    Retention of Records..........................................................................  26
       5.16    Transfer of Preferred Stock...................................................................  26
       5.17    Maintenance of Liquidity......................................................................  26

Section 6.   Conditions Precedent to Closing.................................................................  26

       6.1     Company Conditions............................................................................  26
       6.2     Transferor Conditions.........................................................................  27

Section 7.   Closing.........................................................................................  29

       7.1     Time and Place................................................................................  29
       7.2     Closing Expenses..............................................................................  29
       7.3     Notification of Escrow Closing Date...........................................................  29
       7.4     Documents and/or Deliveries...................................................................  29
       7.5     Company Documents and/or Deliveries...........................................................  32
       7.6     Execution and Delivery of Closing Statements..................................................  33
       7.7     Joint Instructions to Escrow Agent............................................................  33
       7.8     Further Deliveries............................................................................  33

Section 8.   Brokers.........................................................................................  34


Section 9.   Termination and Abandonment.....................................................................  34

       9.1     Termination...................................................................................  34
       9.2     Effect of Termination.........................................................................  35

                               Table of Contents
                               -----------------
                                  (Continued)

                                                                                                             Page
                                                                                                             ----
Section 10.  Risk of Loss; Indemnity.........................................................................  36

       10.1    Casualty......................................................................................  36
       10.2    Condemnation..................................................................................  36
       10.3    Indemnity.....................................................................................  37

Section 11.  Special Environmental Indemnity.................................................................  38

       11.1    Environmental Liabilities.....................................................................  38
       11.2    Proceedings in Respect of Claims..............................................................  39
       11.3    Assignment of Indemnity.......................................................................  41

Section 12.  Miscellaneous...................................................................................  41

       12.1    Litigation....................................................................................  41
       12.2    Escrow Obligations of Escrow Agent............................................................  41
       12.3    Notices.......................................................................................  45
       12.4    Entire Agreement..............................................................................  46
       12.5    Successors and Assigns........................................................................  46
       12.6    Headings......................................................................................  46
       12.7    Applicable Law................................................................................  46
       12.8    Severability..................................................................................  46
       12.9    Counterparts..................................................................................  46
       12.10   No Waiver of Default..........................................................................  46
       12.11   Confidentiality...............................................................................  47
       12.12   Recourse Limited..............................................................................  47
       12.13   Business Day..................................................................................  47
       12.14   Recordation...................................................................................  47
       12.15   Jury Waiver...................................................................................  48
       12.16   Public Announcements..........................................................................  48
       12.17   Radon Gas.....................................................................................  48
       12.18   Bulk Sales Law Waiver.........................................................................  48
       12.19   Knowledge.....................................................................................  49
       12.20   Amendments, Modifications and Supplements.....................................................  49
       12.21   Representations and Warranties................................................................  49
       12.22   Performance and Discharge.....................................................................  49
       12.23   Section 351 of the Code.......................................................................  49

                                   SCHEDULES
                                   ---------


     Schedule I       -     List of Assets
     Schedule II      -     List of Assumed Debt
     Schedule III     -     Leases
     Schedule IV      -     Consents
     Schedule V       -     Liens on Real Estate Assets
     Schedule VI      -     Liens on Mortgage Loans
     Schedule VII     -     Hazardous Materials
     Schedule VIII    -     Real Estate Contracts
     Schedule IX      -     Intellectual Property
     Schedule X       -     Pending Transactions
     Schedule XI      -     Land Use
     Schedule XII     -     Litigation
     Schedule XIII    -     List of Subsidiary Non-Qualification Information
     Schedule XIV     -     Violations
     Schedule XV      -     Insurance
     Schedule XVI     -     Title Insurance Commitments or Other Reports
     Schedule XVII    -     Surveys
     Schedule XVIII   -     List of Entities Acquiring Preferred Stock
     Schedule XIX     -     Terms of Required Consents

                                   EXHIBITS
                                   --------


     Exhibit A        -     Form of Special Warranty Deed
     Exhibit B        -     Form of Bill of Sale
     Exhibit C        -     Form of Assignment and Assumption of Permits,
                            Contracts and Leases
     Exhibit D        -     Form of Tenant Estoppel Statement
     Exhibit E        -     Form of Assignment and Assumption Agreement of
                            Mortgage Loans
     Exhibit F        -     Form of Title Affidavit
     Exhibit G        -     Form of Gap Indemnity
     Exhibit H        -     Form of FIRPTA Affidavit
     Exhibit 7.7            Form of Escrow Agent Joint Direction Letter
     Exhibit 7.8            Form of Escrow Agent Joint Instruction Letter

                            SUBSCRIPTION AGREEMENT

          THIS SUBSCRIPTION AGREEMENT (this "Agreement") is made as of the 21st
                                             ---------
day of January, 2000, by and among ECHELON INTERNATIONAL CORPORATION, a Florida corporation ("Echelon"), and various of its subsidiaries signatory hereto (each,
              -------
a "Subsidiary", and collectively, the "Subsidiaries") (Echelon and the
   ----------                          ------------
Subsidiaries are collectively referred to herein as "Transferor"), and HELLER
                                                     ----------
AFFORDABLE HOUSING OF FLORIDA, INC., a Florida corporation ("Company").  All
                                                             -------
capitalized terms used herein shall have the meanings set forth in Section 1
                                                                           -
hereof.

          WHEREAS, Echelon, either itself or through a Subsidiary, is the owner of the real estate and other interests and assets more specifically described in
Schedule I annexed hereto and made a part hereof (collectively, the "Assets");
         -                                                           ------

          WHEREAS, Transferor desires to transfer all of Transferor's right, title and interest in and to the Assets as an investment in Company pursuant to and in accordance with the terms and provisions of this Agreement in exchange for 2,000 shares of Preferred Stock of the Company (the "Shares") and
                                                         ------
$51,300,000 in cash (subject to the adjustments set forth in Section 2.1 hereof)
                                                                     ---
("Cash Consideration"); and
  ------------------

          WHEREAS, the transfer pursuant to this Agreement is intended, in connection with a common plan for the capitalization of Company, together with a contribution of property to Company by Heller Financial, Inc. in exchange for shares of common stock of Company, to be a contribution to the capital of Company pursuant to Section 351 of the Code;

          NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Transferor agrees to contribute, assign and transfer to Company, and Company agrees to acquire and assume from Transferor, in exchange for the Shares and the Cash Consideration and on the terms and subject to the conditions herein set forth, all of Transferor's right, title and interest in and to the Assets and the Assumed Liabilities.

          Section 1.  Definitions and References.
                      --------------------------

          The following terms, as used in this Agreement, have the following meanings unless the context is inconsistent therewith:

          "Agreement" has the meaning set forth in the introductory paragraph
           ---------
hereof.

          "Agreement Date" means the date upon which this Agreement has been
           --------------
executed and delivered by Transferor, Company and Escrow Agent.

          "Asset Sales Proceeds" has the meaning set forth in Section 5.3
           --------------------                                       ---
hereof.

          "Assets" has the meaning set forth in the first recital hereof.
           ------

          "Assumed Debt" means the indebtedness (as of the Closing Date)
           ------------
described in Schedule II annexed hereto and made a part hereof.
                      --

          "Assumed Liabilities" has the meaning set forth in Section 2.2 hereof.
           -------------------                                       ---

          "Bringdown Certificate" has the meaning set forth in Section 5.8
           ---------------------                                       ---
hereof.

          "Broker" has the meaning set forth in Section 8 hereof.
           ------                                       -

          "Business Day" means any day, other than a Saturday, Sunday or a day
           ------------
on which banks located in the State of New York shall be authorized or required by law to close.

          "Claim" has the meaning set forth in Section 10.3 hereof.
           -----                                       ----

          "Claim Notice" has the meaning set forth in Section 10.3 hereof.
           ------------                                       ----

          "Closing" means the consummation of the transfer of the Assets by or
           -------
on behalf of Transferor to Company and issuance of the Preferred Stock, the payment of the Cash Consideration, and assumption of the Assumed Liabilities by Company, pursuant to Section 7 hereof.
                             -

          "Closing Date" has the meaning specified in Section 7.1 hereof.
           ------------                                       ---

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Commission Filings" means all forms, reports, registration statements
           ------------------
filed by Transferor with the Securities and Exchange Commission since December 18, 1996.

          "Common Stock and Subordinated Debt Subscription Agreement" means the
           ---------------------------------------------------------
Common Stock and Subordinated Debt Subscription Agreement, dated as of January 21, 2000, by and between Company and Heller Financial Inc., a Delaware corporation.

          "Company" has the meaning set forth in the introductory paragraph
           -------
hereof.

          "Contracts" means, collectively, (i) the contracts, agreements and
           ---------
commitments described on Schedule VIII annexed hereto and made a part hereof,
                                  ----
(ii) any contract, agreement or commitment by which Transferor is bound primarily affecting or relating to any of the Assets (excluding Leases, Encumbrances on title and any documents and instruments related to the Assumed
Debt) which involves base payments or the performance of services by Transferor of an amount or value (as measured by the revenue derived therefrom during fiscal year 1998-1999) not in excess of $12,000 annually or is terminable by Transferor on not more than 90 days notice without penalty and (iii) any and all contracts, agreements and commitments by which Transferor is bound primarily affecting or relating to any of the Assets (excluding Leases, Encumbrances on title and any documents and instruments related to the Assumed
Debt) and which are entered into after the Agreement Date in compliance with the provisions of this Agreement.

          "County" means a political subdivision of the State within which a
           ------
Real Estate Asset is situated.

          "Echelon" has the meaning set forth in the introductory paragraph
           -------
hereof.

          "Encumbrance" has the meaning set forth in Section 3.3 hereof.
           -----------                                       ---

          "Environmental Claims" has the meaning set forth in Section 11.1
           --------------------                                       ----
hereof.

          "Environmental Law" means any federal, state or local statute, law,
           -----------------
rule, regulation, ordinance, code, policy or rule of common law in effect and in each case as amended as of the Closing Date, and any judicial or administrative interpretation thereof as of the Closing Date, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. (S) 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C.
(S) 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C.
(S) 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq.; the Clean Air Act, 42 U.S.C. (S) 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. (S) 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C. (S) 2701 et seq.; and their state and local counterparts and equivalents.

          "Escrow Agent" means LandAmerica Financial Group, a Virginia
           ------------
Corporation.

          "Escrow Closing" means the delivery on the Escrow Closing Date to
           --------------
Escrow Agent by each of Company and Transferor of the agreements, documents and instruments specified in Sections 7.4 and 7.5 hereof, respectively.
                                  ---     ---

          "Escrow Closing Date" means the date specified as such in the initial
           -------------------
Escrow Date Notification Certificate delivered by Transferor to Company; provided, that if Transferor shall deliver one or more subsequent Escrow Date Notification Certificates in accordance with Section 7.3 hereof, the Escrow
                                                     ---
Closing Date shall mean the date specified as such in the last Escrow Date Notification Certificate theretofore delivered by Transferor to Company.

          "Escrow Date Notification Certificate" has the meaning set forth in
           ------------------------------------
Section 7.3 hereof.
        ---

          "Escrowed Items" has the meaning set forth in Section 7.7 hereof.
           --------------                                       ---

          "Excepted Leases" has the meaning provided in Schedule I of the
           ---------------                                       -
Purchase and Sale Agreement.

          "Excess Amount" has the meaning set forth in Section 2.3(a) hereof.
           -------------                                       ------

          "Excluded Liabilities" means any liabilities or obligations of
           --------------------
Transferor or its affiliates or predecessors other than the Assumed Liabilities.

          "GAAP" means generally accepted accounting principles (as in effect
           ----
from time to time).

          "Governmental Authority" means any nation or government, any state or
           ----------------------
other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Hazardous Materials" means (a) any petroleum or petroleum products,
           -------------------
radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation and polychlorinated biphenyls; (b) any chemicals, materials or substances defined as or included in the definition of "Hazardous Materials", "hazardous wastes", "hazardous materials", "extremely Hazardous Materials", "restricted hazardous wastes", "toxic substances", "toxic pollutants", or words of similar import, under any applicable Environmental Law; and (c) any other substance (other than Radon) prohibited or regulated pursuant to the provisions of any Environmental Law.

          "Heller Lease" means the Lease Agreement, dated as of January 21,
           ------------
2000, between Company and Echelon Commercial LLC, a Delaware limited liability company (in the form executed on the Agreement Date and thereafter, as amended, modified or supplemented from time to time with the prior written consent of Echelon).

          "herein" or "hereof" means this entire Agreement rather than just the
           ------      ------
sentence, paragraph or section in which used.

          "HSR Act" has the meaning set forth in Section 3.3 hereof.
           -------                                       ---

          "Improvements" means all buildings, structures and other improvements
           ------------
existing upon the Land.

          "including", "include" or "includes" mean including as an example,
           ---------    -------      --------
without limiting the generality of the description.

          "Indemnitee" has the meaning set forth in Section 10.3 hereof.
           ----------                                       ----

          "Indemnitor" has the meaning set forth in Section 10.3 hereof.
           ----------                                       ----

          "Intangible Personal Property" means the Intellectual Property and
           ----------------------------
other intangible personal property used primarily in connection with the Assets, and includes, without limitation, (i) the intangible personal property described on Part VII of Schedule I and (ii) all interest of Echelon and its Subsidiaries
        ---             -
in all assignable credit records, security codes, assignable telephone numbers, warranties and guarantees; provided, that in no event shall "Intangible
                           --------

Personal Property" include any intellectual property or other intangible personal property used primarily in connection with the Other Assets.

          "Intellectual Property" means all trademarks, trade names, service
           ---------------------
marks, copyrights and any applications therefor, inventions, discoveries, technology, trade secrets, know-how, data, computer software programs or applications, (including all source and object codes thereto) and all proprietary information or material that in any material respect is used by Echelon and/or its subsidiaries in connection with the Assets, as more particularly described in Schedule IX annexed hereto and made a part hereof;
                                   --
provided, that in no event shall "Intellectual Property" include any
--------
intellectual property used in connection with the Other Assets and in any event Company shall not obtain any use of the name "Echelon" except to the extent the use of such name is licensed pursuant to the Lease.

          "Land" means, singularly or collectively, the various real properties
           ----
underlying the Real Estate Assets, together with all tenements, hereditaments, easements, privileges, reversions, remainders and other rights and appurtenances belonging or in any manner appertaining thereto, including all reversionary interests in and to any adjoining or abutting rights-of-way and all riparian, littoral and other water rights.

          "Leases" means the leases relating to the use or occupancy of portions
           ------
of the Real Estate Assets which are more particularly described on Schedule III
                                                                            ---
annexed hereto and made a part hereof.

          "Lien" means any mortgage, deed of trust, pledge, security interest,
           ----
encumbrance, lien, easement, servitude or charge of any kind, including, without limitation, any irrevocable license, conditional sale or other title retention agreement, any lease in the nature thereof, or any other right of or arrangement with any creditor to have its claim satisfied out of any specified property or asset with the proceeds therefrom prior to the satisfaction of the claims of the general creditors of the owner thereof, whether or not filed or recorded, or the filing of, or agreement to execute as "debtor", any financing or continuation statement under the Uniform Commercial Code of any jurisdiction or any federal, state or local lien imposed pursuant to any Environmental Laws.

          "Losses" has the meaning set forth in Section 10.3 hereof.
           ------                                       ----

          "Material Adverse Effect" means a material adverse effect on the
           -----------------------
business, results of operations or financial condition of the Assets taken as a whole.

          "Merger" means the merger of EIN Acquisition Corp., a Florida
           ------
corporation, with and into Echelon, with Echelon being the surviving corporation, on the terms and subject to the conditions set forth in the Merger Agreement.

          "Merger Agreement" means the Agreement and Plan of Merger, dated as of
           ----------------
January 21, 2000, by and among ETA Holding LLC, a Delaware limited liability company, EIN Acquisition Corp., a Florida corporation and a direct wholly-owned subsidiary of ETA Holding

LLC, and Echelon (as same is in effect on the Agreement Date and thereafter, as amended, modified or supplemented from time to time in accordance with the terms thereof and consistent with the terms of Section 5.5(b) hereof).
                                                 ------

          "Mortgage Loans" means the real estate mortgage loans described in
           --------------
Part IV of Schedule I.
     --             -

          "Net Proceeds" means, for a Pending Transaction, the gross cash
           ------------
proceeds received from such Pending Transaction, net of (i) reasonable and customary transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions payable to employees or third parties and all legal, advisory and other fees and expenses, including title, survey, transfer taxes, property taxes and recording expenses associated therewith), (ii) the amount of such gross cash proceeds required to be used to repay any Assumed Debt which is secured by or directly related to the respective assets which were sold, transferred or otherwise disposed or concurrently with the consummation of such Pending Transaction and (iii) any pre-closing or post-closing adjustments to the purchase price for the Asset that is the subject of such Pending Transaction in accordance with the terms and conditions of the documentation relating to such Pending Transaction.

          "Offer" has the meaning specified in the Merger Agreement.
           -----

          "Omnibus Agreement" means the Omnibus Agreement, dated as of January
           -----------------
21, 2000, between EIN Acquisition Corp., as seller and Heller Financial, Inc., as purchaser.

          "Other Assets" means the "Assets" as defined in the Purchase and Sale
           ------------
Agreement.

          "Other Assumed Liabilities" means the "Assumed Liabilities" as defined
           -------------------------
in the Purchase and Sale Agreement.

          "Other Buyer" means the "Buyer" as defined in the Purchase and Sale
           -----------
Agreement.

          "Other Real Estate Assets" means the "Real Estate Assets" as defined
           ------------------------
in the Purchase and Sale Agreement.

          "Pending Transactions" has the meaning set forth in Section 5.3
           --------------------                                       ---
hereof.

          "Permits" means any certificates, licenses, authorizations,
           -------
registrations or permits required to be maintained by Transferor for the development, use or occupancy of any portion of any of the Real Estate Assets; provided, that in no event shall "Permits" include any licenses or permits
--------
required to be maintained for the development, use or occupancy of any portion of any of the Other Real Estate Assets.

          "Person" means and includes an individual, a partnership, a joint
           ------
venture, a corporation, a trust, a limited liability company, an unincorporated organization, a group and a government or other department or agency thereof.

          "Personalty" means the Tangible Personal Property and Intangible
           ----------
Personal Property.

          "Preferred Stock" means the shares of Series A Cumulative Redeemable
           ---------------
Preferred Stock, par value $1,000 per share, of Company.

          "Purchase and Sale Agreement" means the Purchase and Sale Agreement,
           ---------------------------
dated as of January 21, 2000, by and among Echelon and its subsidiaries signatory thereto Echelon Residential LLC, a Delaware limited liability company, and Escrow Agent.

          "Radon" has the meaning set forth in Section 12.17 hereof.
           -----                                       -----

          "Real Estate Assets" means, collectively, the real property, together
           ------------------
with the Personalty, Contracts, Leases, and Permits relating thereto, as more particularly described in Schedule I.
                                   -

          "Release" means disposing, discharging, injecting, spilling, leaking,
           -------
leaching, dumping, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment.

          "Required Consents" means the consents, loan document modification
           -----------------
agreements, documents and instruments to be delivered by the parties identified in Schedule XIX annexed hereto and made a part hereof consenting to the
            ---
transactions contemplated by this Agreement and containing terms and provisions no more onerous to Company than those set forth in Schedule XIX and otherwise in
                                                            ---
form and substance reasonably satisfactory to Company.

          "Residential Property Restricted Cash Bank Accounts" means the bank
           --------------------------------------------------
accounts set forth in Part VI of Schedule I annexed hereto and made a part
                           --             -
hereof.

          "Securities Act" has the meaning set forth in Section 3.18 hereof.
           --------------                                       ----

          "Security Deposit Amount" means the aggregate amount (as in effect on
           -----------------------
the Escrow Closing Date) of cash (and cash equivalents) associated with the customer deposits (but only to the extent same relates to the Leases) included in general ledger balance sheet account number 25020-000 set forth on the Combining Trial Balance (as defined in the Purchase and Sale Agreement).

          "Subsidiary" means each of the entities signatory hereto other than
           ----------
Echelon, Company and Escrow Agent.

          "Surveys" means the surveys with respect to the Real Estate Assets
           -------
described on Schedule XVII annexed hereto and made a part hereof.
                      ----

          "Surviving Corporation" has the meaning specified in the Merger
           ---------------------
Agreement.

          "Tangible Personal Property" means the personal property used
           --------------------------
primarily in connection with the Assets (including, without limitation, the tangible personal property described in Schedule I) other than the Intangible
                                                 -
Personal Property; provided, that in no event shall "Tangible Personal Property"
                   --------
include any personal property used primarily in connection with the Other
Assets.

          "Tax Credit LP Interest Purchase Agreement" means the Purchase
           -----------------------------------------
Agreement, dated as of January 13, 2000, by and between Company, Echelon Affordable Housing, Inc., a Florida corporation, and Echelon.

          "Tax Credit LP Interests" means the equity interests of Echelon and
           -----------------------
its subsidiaries in the limited partnerships described in Part V of Schedule I.
                                                               -             -

          "Tax Return" means any return, report, information return or other
           ----------
document (including any related or supporting information) filed or required to be filed with any taxing authority with respect to Taxes.

          "Taxes" means all taxes, charges, fees, levies, penalties or other
           -----
assessments imposed by any United States federal, state, local or foreign taxing authority, including, without limitation, income, excise, property, sales and use, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

          "Tender Offer Expiration Date" means the date (as extended from time
           ----------------------------
to time in accordance with the terms of the Merger Agreement) on which the Offer expires.

          "Title Commitments" means the ALTA owner's title insurance commitments
           -----------------
with respect to the Real Estate Assets described on Schedule XVI annexed hereto
                                                             ---
and made a part hereof.

          "Transfer Value" has the meaning set forth in Section 2.1 hereof.
           --------------                                       ---

          "Transferor" has the meaning set forth in the introductory paragraph
           ----------
hereof.

          Section 2.  Transfer of Assets; Assumption of Liabilities.
                      ---------------------------------------------

          2.1  Transfer Value.  The aggregate consideration to be paid by
               --------------
Company in exchange for the Assets (the "Transfer Value") shall be (A) an
                                         --------------
aggregate amount equal to (x) $51,300,000, minus (y) the Security Deposit
                                           -----
Amount, minus (z) the aggregate amount set forth under the column "Reduction in
        -----
Transfer Value" on Schedule X with respect to the Pending Transactions if
                            -
consummated on or prior to the Escrow Closing Date and (B) 2,000 shares of Preferred Stock. The Transfer Value shall be calculated in accordance with the immediately preceding sentence by making reference to the notice to be delivered pursuant to
Section 7.4(f) hereof. The Transfer Value before reduction by the aggregate
        ------
amount of "Reduction in Transfer Value" amounts shall be allocated among the Assets in accordance with Schedule XVIII herein.
                                   -----

          2.2  Assumption of Liabilities.  On the terms and subject to the
               -------------------------
conditions of this Agreement, on the Closing Date, Company shall assume and pay, perform and discharge when due, without duplication, (i) the Assumed Debt (as in effect on the Closing Date), including any prepayment obligations and (ii) the executory obligations of Transferor arising on or after the Closing Date out of the Permits, Contracts and Leases (collectively, the "Assumed Liabilities").
                                                      -------------------
Except for the Assumed Liabilities and the executory obligations of Transferor under the Contracts, Company and Transferor agree that Company shall have no responsibility, obligation, or duty with respect to any other liability of Transferor, including, without limitation, the Other Assumed Liabilities, all of which shall be assumed by the Other Buyer.

          2.3  Pending Transactions.
               --------------------

               (a)  In the event that a Pending Transaction set forth on
Schedule X which is a sale of any of the Assets is consummated after the
         -
Agreement Date and prior to the Closing Date, (i) Company will not acquire any of the Assets that are the subject of such Pending Transaction, (ii) Transferor shall promptly deliver to Escrow Agent (in accordance with Section 5.3 hereof)
                                                                   ---
the Net Proceeds from such Pending Transaction, (iii) Company and Transferor shall instruct the Escrow Agent not later than the Escrow Closing Date (in accordance with Section 7.7 hereof) to distribute such Net Proceeds as follows:
                        ---
(A) an amount equal to the Reduction in Transfer Value (as set forth on Schedule X hereto) shall be delivered to or at the direction of Transferor, (B) an amount
-
equal to fifteen (15) percent of the Excess Amount (as defined below) shall be delivered to the Lessee (as defined in the Heller Lease) and (C) eighty-five
(85) percent of the Excess Amount shall be delivered to Company to be held in the Cash Collateral Account pursuant to the Heller Lease and (iv) Company will not assume or undertake to discharge any liability or perform any contract or agreement with respect to such Pending Transaction. For purposes hereof, "Excess
                                                                          ------
Amount" means an amount equal to the difference between (A) the aggregate Net
------
Proceeds received by Transferor in connection with such Pending Transaction and
(B) the Reduction in Transfer Value (as set forth on Schedule X hereto) with
                                                              -
respect to the Assets that are the subject of such Pending Transaction; provided, that in no event shall the Excess Amount be less than $0. The Excess
--------
Amount shall be calculated in accordance with the immediately preceding sentence by making reference to the notice to be delivered pursuant to Section 7.4(f)
                                                                      ------
hereof.

               (b)  In the event that a Pending Transaction set forth on
Schedule X which is a refinancing of any of the Assets is consummated after the
         -
Agreement Date and prior to the Closing Date, (i) the New Debt (as described on
Schedule X) shall be included in Assumed Debt, (ii) Transferor shall promptly
         -
deliver to Escrow Agent (in accordance with Section 5.3 hereof) the Net Proceeds from such Pending Transaction, (iii) Company and Transferor shall instruct the Escrow Agent not later than the Escrow Closing Date (in accordance with Section
7.7 hereof) to distribute (A) fifteen (15) percent of the Net Proceeds to the Lessee and (B) eighty-five (85) percent of the Net Proceeds to Company to be held in the Cash Collateral Account pursuant to the Heller Lease and (iv) Company will not assume or undertake to discharge any liability with respect to the Refinanced Debt (as described on Schedule X
                                                                            -
hereto).

          Section 3.  Transferor's Representations and Warranties.
                      -------------------------------------------

          Transferor makes the following representations and warranties to Company, which representations and warranties shall not survive the Escrow Closing Date, except for the representation and warranty set forth in Section
3.18 hereof which shall survive for a period of one year after the Closing Date
----
(it being expressly understood and agreed that notwithstanding anything to the contrary (express or implied) set forth herein, in the case of any breach by Transferor of any of the following representations and warranties, Company's sole right shall be the exercise (if it is entitled to do so) of its right of termination pursuant to Section 9.1(f) hereof (and Company's sole remedies in
                                ------
connection therewith shall be those expressly set forth in Section 9.2 hereof)
                                                                   ---
and Transferor shall not at any time (whether before, on or after the Escrow Closing Date) have any further liability whatsoever with respect to any such breach of the following representations and warranties):

          3.1  Due Organization and Good Standing of Transferor.
               ------------------------------------------------

               (a) Echelon is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties, including the Assets, and to carry on its business as now being conducted. True and complete copies of Echelon's Amended and Restated Articles of Incorporation and By-laws, each as in effect on the Agreement Date, have been previously made available for review to Company. Except as set forth on Schedule XIII annexed hereto and made a part hereof, Echelon is duly qualified or
----
licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary.

               (b) Each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and each such entity has all requisite corporate, partnership or limited liability company power and authority to own, lease and operate its properties, including the Assets, and to carry on its business as now being conducted. True and complete copies of each Subsidiary's certificate of incorporation, by-laws or equivalent organizational documents, in each case as in effect on the Agreement Date, have been previously made available for review to Company. Except as set forth on Schedule XIII, each Subsidiary is duly
                                            ----
qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary.

          3.2  Authorization and Validity of Agreement.  Transferor has the
               ---------------------------------------
power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject only to those prohibitions and consents described in Schedule IV, to consummate the transactions contemplated hereby.
                      --
The execution, delivery and performance of this Agreement
by Transferor, and the consummation by it of the transactions contemplated hereby, have been duly authorized and no other action on its part is necessary to authorize the execution, delivery and performance of this Agreement by it and the consummation of the transactions contemplated hereby (other than complying with those prohibitions and consents described in Schedule IV). This Agreement
                                                           --
has been duly executed and delivered by Transferor and, assuming that this Agreement constitutes a valid and binding obligation of Company, is a valid and binding obligation of Transferor enforceable against Transferor in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          3.3  Consents and Approvals; No Violations.  Assuming any filings
               -------------------------------------
required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), applicable to the sale of Assets to Company are made
              -------
and any applicable waiting period thereunder has been terminated or has expired, the execution and delivery of this Agreement by Echelon and its Subsidiaries and the consummation by Echelon and its Subsidiaries of the transactions contemplated hereby will not: (a) violate any provision of the Amended and Restated Articles of Incorporation or By-Laws of Echelon or the comparable governing documents of any Subsidiary, in each case, as amended; (b) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to Echelon or any Subsidiary or by which any of the Assets may be bound; (c) except as set forth on Schedule IV, require any filing with, or permit, consent or approval
                  --
of, or the giving of any notice to, any governmental or regulatory body, agency or authority; or (d) except as set forth on Schedule IV, result in a violation
                                                     --
or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment, purchase, sale or acceleration) under, or result in the creation of any lien, security interest, mortgage, charge, claim or encumbrance (each, an "Encumbrance") upon any of the Assets under, any of the terms, conditions or
 -----------
provisions of, any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which Echelon or any Subsidiary is a party, or by which it or any of their respective Assets are bound.

          3.4  Title to Assets; Encumbrances.  Echelon or its relevant
               -----------------------------
Subsidiary, as applicable, has good and marketable title to the Land and the Improvements thereon and has good title to the other Assets (other than with respect to the Mortgage Loans, with respect to which no representation or warranty is being made pursuant to this Section 3.4), subject to no Encumbrance
                                                ---
or other restriction of any kind or character, except for (a) liens reflected on
Schedule V annexed hereto and made a part hereof, (b) zoning, planning or other
         -
governmental restrictions, easements or permits or other restrictions or limitations on the use of the Real Estate Assets, in each case which would not have, individually or in the aggregate, a Material Adverse Effect, (c) statutory liens or liens of landlords, carriers, warehousemen, mechanics, suppliers, materialmen or repairmen arising in the ordinary course of business and which would not have, individually or in the aggregate, a Material Adverse Effect and (d) liens for current Taxes, assessments or governmental charges or levies on property not yet delinquent.

          3.5  Ownership of Mortgage Loans.  Transferor or its relevant
               ---------------------------
Subsidiary, as applicable, is the owner and holder of the Mortgage Loans, free and clear of all Encumbrances and claims of every kind other than those described in Schedule VI annexed hereto and made a part hereof. True and
                      --
complete copies of the documents evidencing and securing the Mortgage Loans, and any participation agreements relating thereto, have been made available for review to Company. Except as set forth on Schedule VI, the documents evidencing
                                                    --
and securing the Mortgage Loans are in full force and effect and no defaults on the part of the borrower or, to Transferor's knowledge, the lender thereunder have occurred and are continuing. Except as set forth on Schedule VI, all
                                                                   --
payments of principal and interest in respect of the Mortgage Loans are current.
Schedule VI sets forth the outstanding principal balance of each of the Mortgage
         --
Loans as of the date indicated therein. To Transferor's knowledge, the Mortgage Loans and each of the borrower's obligations thereunder are not subject to any valid right of rescission, set-off, abatement, diminution, counterclaim or defense which would prevent Company (or any of its assigns) from enforcing the payment provisions of the documents evidencing and securing the Mortgage Loans, including, without limitation, any payment guaranty or from foreclosing on the assets that are security for such Mortgage Loans and Transferor has received no notice of any such claims having been asserted. Transferor has not satisfied, canceled or subordinated any of the promissory notes evidencing the Mortgage Loans in whole or in part.

          3.6  Environmental Laws and Regulations.  Except as set forth on
               ----------------------------------
Schedule VII annexed hereto and made a part hereof, and subject to Section 12.17
         ---                                                               -----
hereof, to the knowledge of Transferor:

                    (i) Hazardous Materials have not been generated, used, treated or stored by Transferor on the Real Estate Assets, except for quantities generated, used, treated or stored in compliance with Environmental Laws and as required in connection with the normal operations and maintenance of such Real Estate Assets;

                    (ii) Hazardous Materials have not been Released or disposed of by Transferor on the Real Estate Assets, except for quantities Released or disposed of in compliance with Environmental Laws and as required in connection with the normal operation and maintenance of such Real Estate Assets;

                    (iii) Transferor is in compliance with Environmental Laws and the requirements of permits issued under such Environmental Laws with respect to the Real Estate Assets;

                    (iv) There are no pending or threatened Environmental Claims against Transferor with respect to the Real Estate Assets;

                    (v) There are no past or present actions, activities, circumstances, conditions, events or incidents (including, without limitation, the release, emission, discharge, presence or disposal of any Hazardous Materials) which would form the basis for any Environmental Claim against Transferor, or against any Person whose liability for any Environmental Claim Transferor has retained or assumed whether contractually or by operation of law, in each case to the extent same relates to the Real Estate Assets;

                    (vi) Transferor has delivered to or otherwise made available for inspection by Company true, complete and correct copies and results of any reports, studies, analyses, tests or monitoring in the possession of Transferor pertaining to Hazardous Materials in, on, beneath or adjacent to any Real Estate Assets; and

                    (vii) There are no underground storage tanks located on the Real Estate Assets.

          3.7  Leases.  Schedule III sets forth all Leases affecting any
               ------            ---
portions of any of the Real Estate Assets and the Other Real Estate Assets and with respect to each Lease, as of the Agreement Date, the name of the tenant, the location and the gross leasable area of any space leased, the monthly rent due thereunder, the Lease termination date and the amount of any security deposits. True and complete copies of such Leases have been made available for review to Company. Except as set forth on Schedule III, each Lease is in full
                                                    ---
force and effect, all rents and additional rents due thereunder have been paid to date, and Transferor has neither sent nor received any notice of a material default under any Lease which remains outstanding. The Real Estate Assets are not subject to any ground leases.

          3.8  Litigation.  Schedule XII annexed hereto and made a part hereof
               ----------            ---
contains a current list of all actions, suits, arbitrations and proceedings pending, or to Transferor's knowledge threatened, against or concerning the Assets or the Other Assets. To Transferor's knowledge, there are no judgments, orders or decrees entered in any lawsuit or proceeding against or concerning the Assets or the Other Assets, other than as set forth on Schedule XII. Transferor
                                                                ---
has received no written notice of any pending or threatened condemnation, taking or similar proceeding affecting the Assets, or any pending public improvements which would result in, nor has Transferor received written notice of, special assessments affecting the Assets.

          3.9  Land Use.  With respect to the Real Estate Assets, Transferor has
               --------
not received any written notice from any governmental authority, and Transferor otherwise has no knowledge, that a Real Estate Asset is not in substantial compliance with the County regulations and restrictions applicable to the zoning district within which it is situated, and, except as described in Schedule XI
                                                                           --
annexed hereto and made a part hereof, Transferor has no actual knowledge of any covenants, restrictions or other agreements with or in favor of any governmental authority or other Person limiting in any material respect the use of any of the Real

Estate Assets or the Other Real Estate Assets for the purposes permitted by the regulations governing the applicable zoning district.

          3.10 Contracts.  Except for the Leases, Encumbrances on title and the
               ---------
documents and instruments relating to the Assumed Debt, Schedule VIII sets forth
                                                                 ----
all agreements, contracts and commitments by which Transferor is bound primarily affecting or relating to the Assets or the Other Assets other than such contracts, agreements or commitments that involve base payments or the performance of services by Transferor of an amount or value (as measured by the revenue derived therefrom during fiscal year 1998-1999) not in excess of $12,000 annually or are terminable by Transferor on not more than 90 days notice without penalty relating to or affecting the Assets. True and complete copies of all of the agreements, contracts and commitments referred to in Schedule VIII have been
                                                                  ----
made available for review to Company. Except as otherwise set forth on Schedule IV and VIII, each agreement, contract and commitment referred to in Schedule
--     ----
VIII is in force and effect and (a) there exists no default or event of default
----
thereunder (or any event, occurrence, condition or act on the part of Transferor which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder) and (b) no approval or consent of, or notice to, any Person is needed in order that each such contract or agreement shall continue in force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the transactions contemplated by this Agreement.

          3.11 Permits.  Transferor has obtained all material Permits necessary
               -------
for the development, use and occupancy of the Real Estate Assets (except for those Permits relating to the development of the Real Estate Assets which are not yet required to be issued), all of such Permits are in full force and effect, and none of such Permits is the subject of any revocation proceeding, suspension, forfeiture or the like.

          3.12 Assumed Debt.  Echelon or its relevant Subsidiary, as applicable,
               ------------
is the borrower under the Assumed Debt encumbering the Assets owned by it, as more particularly set forth on Schedule II. Except as set forth on Schedule II,
                                        --                                   --
the documents evidencing and securing the Assumed Debt are in full force and effect and no defaults on the part of the borrower or the lender thereunder have occurred and are continuing. Except for the Assumed Debt and except for debt incurred in connection with a Pending Transaction, no other indebtedness for borrowed money encumbers any of the Assets. Except as set forth on Schedule II,
                                                                             --
all payments of principal and interest in respect of the Assumed Debt are current. True and complete copies of all agreements evidencing and securing the Assumed Debt have been made available for review to Company.

          3.13 Intellectual Property.
               ---------------------

               (a)  Schedule IX sets forth a true and complete list of all
                             --
Intellectual Property, specifying, if applicable, the registration or application numbers for each such item of Intellectual Property, owned by or licensed to Echelon and/or its subsidiaries. Other than as set forth on
Schedule IX, neither Echelon nor any of its subsidiaries owns or uses any other
         --
item of intellectual property which is material to the Assets or the Other
Assets.

               (b)  Except as set forth on Schedule IX, Echelon and/or its
                                              --
subsidiaries own or have the valid and enforceable right to use all Intellectual Property in the manner such Intellectual Property is being used or held for use by Echelon and/or its subsidiaries.

               (c)  Except as set forth on Schedule IX, neither Echelon nor any
                                                    --
of its subsidiaries (or any of their respective affiliates) is a defendant in any investigation or proceeding relating to, or otherwise has been notified of, any alleged claim of infringement with respect to the Intellectual Property and, to Transferor's knowledge, use of the Intellectual Property in connection with the Assets as currently conducted does not infringe upon any third party proprietary rights.

               (d) There is no outstanding claim or suit brought by Echelon or its subsidiaries (or any of their respective affiliates) for infringement by any other Person of any of the Intellectual Property.

               (e)  Except as set forth on Schedule IX, there are no licenses,
                                              --
sublicenses or other agreements relating to the Intellectual Property pursuant to which Echelon or its subsidiaries (or any of their respective affiliates) is authorized to use any Intellectual Property owned or controlled by a third party, and no third party is authorized to use any Intellectual Property owned or controlled by Echelon or its subsidiaries (or any of their respective affiliates). Echelon and its subsidiaries are not, nor as a result of the execution, delivery or performance of their obligations hereunder will Echelon or its subsidiaries be, in violation of, or lose any rights pursuant to, any license or agreement described in Schedule IX.
                                           --

               (f) To the knowledge of Transferor, there has not been and there is not currently any unauthorized use, infringement or misappropriation of any of the Intellectual Property by any other Person, including any employee or former employee of Echelon and/or its subsidiaries.

          3.14 Insurance.  Schedule XV annexed hereto and made a part hereof
               ---------            --
sets forth a true and complete listing of all insurance policies maintained by Transferor on and as of the Agreement Date relating to the Real Estate Assets or the Other Real Estate Assets, with the amounts insured (and any deductibles) set forth therein.

          3.15 Assets.  The Assets are all of the assets necessary for the
               ------
Assets to function and operate in substantially the same manner as the Assets have recently functioned and been operated by Transferor.

          3.16 Compliance with Laws.  Except as set forth in the Commission
               --------------------
Filings or as set forth on Schedule XIV, Transferor is in compliance with all
                                    ---
applicable laws, regulations, orders, judgments and decrees (other than with respect to environmental matters and federal securities laws, which are the subject of specific representations contained in this Agreement).

          3.17 Year 2000.  There has not been nor is there reasonably expected
               ---------
to be a Material Adverse Effect caused by the failure to be Year 2000 Compliant with respect to computer systems, computer software or technology that are internal to Transferor. There has not been nor is there reasonably expected to be a Material Adverse Effect caused by the failure to be Year 2000 Compliant of any products or services of Transferor sold or licensed to customers of Transferor.

          For purposes of this Agreement, "Year 2000 Compliant" means that a
                                           -------------------
product or system is (i) able to receive, record, store, process, calculate, manipulate and output dates from and after January 1, 2000, time periods that include January 1, 2000 and information that is dependent on or relates to such dates or time periods, in the same manner and with the same accuracy, functionality, data integrity and performance as when dates or time periods prior to January 1, 2000 are involved and (ii) able to store and output date information in a manner that is unambiguous as to century.

          3.18 Investment Intention.  Transferor is acquiring the Preferred
               --------------------
Stock for its own account, for investment purposes only and not with a view to, or any present intention of, the distribution thereof, except as a result of the consummation of the transactions contemplated by the Merger Agreement. Transferor will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the Preferred Stock (or solicit any offers to buy, purchase, or otherwise acquire any of the Preferred Stock), except in compliance with the Securities Act of 1933, as amended (the "Securities Act"). Transferor acknowledges that the Preferred Stock has not been
 --------------
registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless it is subsequently registered under the Securities Act and any applicable state laws or exemption from such registration is available.

          3.19 No Other Representations or Warranties.  Except for the
               --------------------------------------
representations and warranties contained in this Section 3 and in Section 8
                                                         -                -
hereof, neither Transferor nor any other Person makes any other express or implied representation or warranty on behalf of Transferor or any of its affiliates.

          Section 4.  Company's Representations and Warranties.
                      ----------------------------------------

          Company makes the following representations and warranties to Transferor, which representations and warranties shall not survive the Escrow Closing Date, except for (x) those representations and warranties set forth in Sections 4.5 and 4.6 hereof which shall survive for a period of one year after
         ---     ---
the Closing Date and (y) those representations, warranties and agreements set forth in Section 4.9 hereof which shall survive as set forth therein:
                 ---

          4.1  Due Organization and Good Standing of Company.  Company is a
               ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Company is duly qualified or licensed to do business in Florida and will, on or prior to the Closing Date, qualify to do business in each jurisdiction where the Assets are located.

          4.2  Authorization and Validity of Agreement.  Company has the power
               ---------------------------------------
and authority to execute and deliver this Agreement and the Common Stock and Subordinated Debt Subscription Agreement, to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Common Stock and Subordinated Debt Subscription Agreement by Company, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized and no other corporate, partnership or limited liability company action on the part of Company is necessary to authorize the execution, delivery and performance of this Agreement and the Common Stock and Subordinated Debt Subscription Agreement by Company and the consummation of the transactions contemplated hereby and thereby. This Agreement and the Common Stock and Subordinated Debt Subscription Agreement have each been duly executed and delivered by Company and each is a valid and binding obligation of Company enforceable against Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          4.3  Capitalization.  Immediately after the Closing Date, the
               --------------
authorized capital stock of Company will consist of (i) 4,000 shares of common stock, par value $1.00 per share, of which 1,200 shares will be issued and outstanding and (ii) 2,000 shares of Preferred Stock, of which 2,000 shares will be issued and outstanding. Immediately after the Closing Date, all issued and outstanding shares of capital stock of Company will have been duly authorized and be validly issued and outstanding, fully paid and nonassessable.

          4.4  Consents and Approvals; No Violations.  Assuming any filings
               -------------------------------------
required under the HSR Act applicable to the transfer of the Assets to Company are made and any applicable waiting period thereunder has been terminated or has expired, the execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby will not: (a) violate any provision of the Certificate of Incorporation or By-Laws of Company, as amended; (b) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to Company or by which any of its properties or assets may be bound; (c) require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority; or (d) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the property or assets of Company under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which Company is a party, or by which it or its assets are bound except, in the case of clauses (b), (c) and
(d), above, for any such filing, permit, consent, approval or notice, the failure to obtain or make which, and except for any breach, violation or Encumbrance which, would not prevent or materially delay the consummation of the transactions contemplated by this Agreement.

          4.5  Condition of the Assets.  Company has conducted all due diligence
               ------------------------
that Company deems necessary or desirable with respect to the Assets, the Assumed Debt, this Agreement and the transactions contemplated hereby in order for it to enter into this Agreement and consummate the transactions contemplated hereby. Except for the limited representations of Transferor specifically set forth in Section 3 hereof, Company will rely solely upon such due diligence in
                 -
acquiring the Assets and in assuming the Assumed Liabilities. Without limiting the generality of the foregoing, Company acknowledges that Transferor makes and will make no representation or warranty concerning environmental conditions heretofore, now or hereafter existing on properties adjoining or proximate to the Assets. Notwithstanding anything in this Agreement, it is expressly understood and agreed that Company is acquiring the Assets "AS IS", "WHERE IS" and "WITH ALL FAULTS", and that Transferor has not made and does not and will not make any representations or warranties, express or implied, including any with respect to the quality, physical condition, expenses, legal status, zoning, value, utility or development or operating potential of the Assets, or the absence of any Hazardous Materials on, in, under or near the Assets, or any other matter or thing affecting or relating to the Assets, the Assumed Liabilities or this Agreement (including, without limitation, warranties of merchantability and/or of fitness for a particular purpose) which might be pertinent in considering whether to purchase the Assets, assume the Assumed Liabilities or to make and enter into this Agreement, except, in each case, to the extent of the limited representations set forth in Section 3 hereof.
                                                               -
Transferor is not liable or bound in any manner by any warranties, either expressed or implied, guaranties, or any promises, statements, representations or information pertaining to the Assets or to the value thereof made or furnished by any broker or any real estate agent, employee, servant or other Person representing or purporting to represent Transferor. As of the Agreement Date, Company is not aware of any events, facts or circumstances which, individually or in the aggregate, have or would have a Material Adverse Effect.

          4.6  Liens.  Company acknowledges that it is acquiring the Assets
               -----
subject to the matters described in Schedules V and VI and the Assumed Debt
                                              -     --
described in Schedule II, and such other matters as are permitted pursuant to
                      --
the terms of this Agreement.

          4.7  Sufficient Funds.  Company has sufficient funds available to it
               ----------------
to acquire the Assets pursuant to this Agreement and will not, prior to Closing, incur third party debt to finance any portion of the Transfer Value.

          4.8  Title and Survey.  Prior to the Agreement Date, Company has
               ----------------
reviewed (i) the Title Commitments or other reports with respect to the Real Estate Assets described on Schedule XVI and (ii) the Surveys with respect to the
                                    ---
Real Estate Assets described on Schedule XVII.  Company hereby acknowledges its
                                         ----
approval as of the Agreement Date of the condition of title to the Real Estate Assets, subject to Transferor's fulfilling its obligation to deliver the documents described in Sections 7.4(b)(x) through (b)(xiii), inclusive, hereof.
                                ---------         ---------

          4.9  Inspection.  Prior to the Agreement Date, Company has inspected
               ----------
the Assets and any operating files maintained by Transferor or its property managers in connection with the ownership, leasing, maintenance and/or management of the Assets, including, without limitation, the Leases, lease files, operating agreements, insurance policies, bills, invoices, receipts and other general records relating to the Assets, correspondence, surveys, plans and specifications, warranties for services and materials provided, environmental assessments and similar materials, in each case, as Company has deemed necessary in connection with making its determination to execute and deliver this Agreement. Company hereby indemnifies Transferor and holds Transferor harmless from and against any claim for liabilities, costs, expenses (including reasonable attorney's fees), damages or injuries arising out of or resulting from physical injury or damages to persons or property resulting from the inspections of the Assets by Company or its agents other than injury or damages resulting from Transferor's gross negligence or willful misconduct, and such indemnity shall survive Closing or any termination of this Agreement.

          4.10 Company Liquidity.  Company has and through the Closing Date will
               -----------------
have assets which would be classified as cash and cash equivalents on a balance sheet prepared in accordance with GAAP of not less than $15,000,000.

          4.11 No Other Representations or Warranties.  Except for the
               --------------------------------------
representations and warranties contained in this Section 4 and in Section 8
                                                         -                -
hereof, neither Company nor any other Person makes any other express or implied representation or warranty on behalf of Company or any of its affiliates.

          Section 5.  Covenants.
                      ---------

          5.1  Compliance.  During the period commencing on the Agreement Date
               ----------
and ending on the Closing Date, Transferor will, in all material respects, comply with and abide by all of the covenants, conditions and requirements set forth or imposed by, related to or arising out of all statutes, laws, ordinances, rules, regulations, plans and specifications, permits, agreements, contracts, authorizations or approvals related or applicable to any portion of the Assets, and will use commercially reasonable efforts to maintain all contracts, permits and other agreements affecting the Assets in good standing and free from delinquency or material default, other than those which are modified, rescinded or terminated in the ordinary course of business or in connection with a Pending Transaction and those the rescission, modification or termination of which would not reasonably be expected to have a Material Adverse Effect.

          5.2  Notices of Violations.  During the period commencing on the
               ---------------------
Agreement Date and ending on the Closing Date, in the event that Transferor receives any notice from any County, or any other Governmental Authority having jurisdiction over any of the Real Estate Assets, of a violation or alleged violation of any statute, law, ordinance, rule, permit, regulation or agreement governing the planning, development, construction, occupancy, use or maintenance of any portion of any of the Real Estate Assets, or of any permit, approval or authorization issued in connection therewith or of any contemplated or pending investigation with respect thereto, Transferor promptly will deliver a copy of such notice to Company; and Company will have the option (but will not be required) either to (a) participate with Transferor in responding to such notice or (b) seek independently to intervene in any proceeding of which notice has been given for the purpose of protecting Company's interests in and with respect to any of the Real Estate Assets.

          5.3  Ownership of Assets.  During the period commencing on the
               -------------------
Agreement Date and ending on the Closing Date, Transferor shall not without the prior consent of Company (which consent shall not be unreasonably withheld, conditioned or delayed) directly or indirectly sell, transfer, encumber or otherwise dispose of any of the Assets or any portion thereof to any Person, other than sales, transfers, encumbrances or other dispositions of Assets (i) constituting non-material equipment or personalty made in the ordinary course of business, (ii) as contemplated by Sections 10.1 and 10.2 hereof, (iii)
                                           ----     ----
constituting overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with sound business practices (and not as a part of any bulk sale or financing of receivables) or (iv) pursuant to the transaction described in
Schedule X (the "Pending Transactions"); provided, that the Net Proceeds from
         -       --------------------    --------
any sale, transfer, encumbrance or disposition of Assets, in whole or in part, pursuant to the Pending Transactions consummated after the Agreement Date and prior to the Closing Date (collectively, the "Asset Sales Proceeds") shall be
                                              --------------------
promptly delivered by Transferor to Escrow Agent, and such Asset Sales Proceeds shall be held in an interest-bearing account with an institution the deposits in which are insured by an agency of the United States or, upon joint instructions of Transferor and Company, invested in securities of the United States; provided
                                                                        --------
that, in each case, interest accruing thereon will constitute part of such Asset Sales Proceeds.

          5.4  Operation of Assets Subsequent to the Agreement Date.  Transferor
               ----------------------------------------------------
agrees that except for the Pending Transactions (including all transactions incident thereto as set forth on Schedule X, such as (i) the incurrence of
                                          -
indebtedness for borrowed money and (ii) the incurrence of capital expenditures) and except as required or contemplated by this Agreement, the Purchase and Sale Agreement, the Tax Credit LP Interest Purchase Agreement or the Merger Agreement or otherwise consented to or approved by Company (which consent or approval shall not be unreasonably withheld, conditioned or delayed), during the period commencing on the Agreement Date and ending on the Closing Date:

               (a) Echelon will, and will cause its Subsidiaries to, operate, manage and maintain the Assets and otherwise conduct its business relating to the Assets only according to its ordinary course of business consistent with past practice and will use reasonable best efforts to preserve intact its business organization, keep available the services of its officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, clients, landlords, tenants, joint venture partners, employees and others having business relationships with it;

               (b) Insofar as any such action relates to the Assets, Echelon shall not, and shall cause its Subsidiaries not to, (i) make any change in or amendment to its articles of incorporation or by-laws or comparable governing documents; (ii) enter into any contract or commitment with respect to capital expenditures; (iii) acquire (by merger, consolidation, or acquisition of stock or assets or otherwise) any corporation, partnership or other business or division thereof (or any interest therein); provided, that any subsidiary of Echelon may be merged with and into Echelon or any other subsidiary of Echelon;
(iv) acquire a material amount of assets or securities; (v) except as provided in Sections 5.3 and 5.5 hereof, transfer, lease, license, guarantee, sell,
            ---     ---
mortgage, pledge, dispose of, encumber or subject to any Lien, any material assets or incur or modify any new or existing indebtedness for borrowed money;
(vi) make any material Tax election or settle or compromise any material Tax liability, in each case only to the extent same would adversely affect the Assets; (vii) except as required by applicable law or GAAP, make any material change in its methods of accounting for financial accounting or income tax return filing purposes; (viii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Echelon or any of its Subsidiaries that owns any Assets (other than in connection with (A) the Merger or (B) any merger of a subsidiary of Echelon with and into Echelon or any other subsidiary of Echelon); (ix) enter into any agreement providing for the acceleration of payment or performance or other consequence as a result of the transactions contemplated hereby or any other change of control of Echelon or its subsidiaries other than with respect to the satisfaction of Assumed Debt; or (x) agree, in writing or otherwise, to take any of the foregoing actions;

               (c) Echelon shall not, and shall not permit any of its Subsidiaries to, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of, encumber or subject to any lien any of the Assets for any purpose (including, without limitation, for the purpose of satisfying any Excluded Liabilities) except as related to, and for the benefit of, the Assets.

          5.5  Status of Agreements. (a) During the period commencing on the
               --------------------
Agreement Date and ending on the Closing Date, except in connection with the Pending Transactions, the Required Consents or as set forth on Schedule IV or
                                                                        --
otherwise consented to or approved by Company (which consent or approval shall not be unreasonably withheld, conditioned or delayed), Transferor will not do any of the following:

               (i) cancel or amend or modify in any material respect, (x) any Contract or Lease affecting any of the Real Estate Assets or (y) any agreements, documents or instruments relating to the Assumed Debt;

               (ii) enter into any new contract, agreement or commitment (other than (x) a contract, agreement or commitment that involves base payments or the performance of services by Transferor of an amount or value (as measured by the revenue derived therefrom during fiscal year 1998-1999) not in excess of $12,000 annually or terminable by Transferor on not more than 90 days notice without penalty, or (y) a contract, agreement or commitment that is entered into (A) in order to preserve public safety as to one or more Assets or (B) as a result of an emergency situation or force majeure event affecting one or more Assets), any new Lease (other than a Lease demising space of less than 5000 square feet on terms and conditions consistent with the current leasing practices of the subject property and otherwise consistent with good business practice) affecting any of the Real Estate Assets or any new agreements, documents or instruments relating to the Assumed Debt; or

               (iii) intentionally do any act or omit to do any act that will cause a material breach of any Contract or Lease or agreements, documents or instruments relating to the Assumed Debt.

               (b) During the period commencing on the Agreement Date and ending on the Closing Date, Echelon will not, without the prior consent or approval of Company (which consent or approval shall not be unreasonably withheld, conditioned or delayed), amend, modify or supplement the Merger Agreement (including the Schedules and Exhibits thereto) or grant any consent or waiver under the Merger Agreement, in each case that would in any manner materially and adversely affect the rights, obligations and interests of Company under this Agreement (it being expressly understood and agreed that in no event shall Section 4.07 or 5.01 of the Merger Agreement be amended, modified or supplemented (and in no event shall Transferor grant any consent or waiver with respect to any such Section) without the prior consent of Company (not to be unreasonably withheld, conditioned or delayed)). The parties hereto acknowledge that Company is a third party beneficiary of the agreements made by Echelon pursuant to Section 4.07 of the Merger Agreement and that Transferor shall be required to provide Company with any and all information required to be provided to Parent (as defined in the Merger Agreement) pursuant to Section 4.07(c) of the Merger Agreement. Nothing in this Section 5.5(b), however, shall in any
                                              ------
manner whatsoever require that the Board of Directors of Echelon take any action or refrain from taking any action, in each case which is permitted under Section
4.07 of the Merger Agreement.

          5.6  Further Assurances.  On or after the Closing Date and without
               ------------------
further consideration, each of Transferor and Company shall execute, acknowledge and deliver such further agreements, assignments, deeds, certificates, assumptions, transfers and assurances and shall take, or cause to be taken, such further actions, in each case, as shall be reasonably requested by Company or Transferor from time to time for the more effective transfer, assignment and conveyance to Company of any of the Assets or the Assumed Liabilities, including without limitation, obtaining the consent of third parties (without obligating Company or Transferor or their respective affiliates to spend money or assume obligations in connection therewith), as, in the reasonable opinion of Company or Transferor, as the case may be, or their respective counsel, are necessary to transfer, assign and convey the Assets to Company, the assumption by Company of the Assumed Liabilities, the consummation of the transactions contemplated by this Agreement or otherwise in the effectuation of the intentions and purposes of this Agreement; provided, that all reasonable
                                               --------
out-of-pocket costs and expenses incurred in connection with any of the foregoing actions shall be for the account of the party requesting such actions subject, in each case, to providing reasonable documentation of such out-of-pocket costs and expenses, unless such actions relate to the Assumed Liabilities, in which case all reasonable out-of-pocket costs and expenses in connection therewith shall be for the account of Company (irrespective of whether such actions were at the request of Transferor or Company). In addition to and not in limitation of the foregoing provisions of this Section 5.6,
                                                                     ---
Company shall, promptly following Closing, (i) establish all bank accounts necessary to hold the security deposits delivered by tenants pursuant to the Leases, and shall fund such accounts out of its own funds in amounts equal to the security deposits held by Transferor in respect thereof at Closing (including any interest accrued thereon), (ii) deliver notices to the tenants who deposited such security deposits under such Leases, confirming that Company is holding such security deposits, the accounts where same are held and the amount of such security deposits and (iii) take any and all other actions as required by applicable law with respect to the security deposits delivered by tenants pursuant to the Leases. The provisions of this Section 5.6 shall survive
                                                               ---
Closing for a period of one year from the Closing Date, except for the provisions of the preceding sentence, which shall survive the Closing indefinitely.

          5.7  Consents.  To the extent that a claim can be made successfully
               --------
that the transactions contemplated hereby will constitute the assignment of any contract, lease, commitment, sales order, purchase order, account, license, permit or undertaking requiring the consent of another party thereto, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof. During the period commencing on the Agreement Date and ending on the Closing Date, Transferor agrees that it will use its commercially reasonable efforts (without obligating Transferor or its affiliates to spend money or assume obligations in connection therewith) to obtain the written consent of the other necessary parties to the assignment of such contracts, leases, commitments, sales orders, purchase orders, accounts, licenses, permits and undertakings, and if such consent is not obtained, Transferor will use commercially reasonable efforts (without obligating Transferor or its affiliates to spend money or assume obligations in connection therewith) to cooperate with Company in any lawful arrangement designed to provide Company the benefits under any such documents.

          5.8  Bringdown of Transferor's Representations.  On the Escrow Closing
               -----------------------------------------
Date, Transferor shall deliver to Company a certificate (a "Bringdown
                                                            ---------
Certificate") executed by the President, any Vice President or a managing member
-----------
of each of Echelon and its subsidiaries signatory hereto certifying that, as of the Escrow Closing Date, the representations and warranties made by Transferor in this Agreement are true and correct in all material respects, except for a change in facts and circumstances which requires a change in any such representation and warranty, and in such event the certificate shall specify any such change in reasonable detail. Transferor's representations and warranties set forth in such certificate shall not survive the Escrow Closing Date (it being expressly understood and agreed that, notwithstanding anything to the contrary (express or implied) set forth herein, in the case of any breach by Transferor of any of Transferor's representations and warranties, Company's sole right shall be the exercise (if it is entitled to do so) of its right of termination pursuant to Section 9.1(f) hereof (and Company's sole
                                         ------
remedies in connection therewith shall be those expressly set forth in Section
9.2 hereof) and Transferor shall not at any time (whether before, on or after
---
the Escrow Closing Date) have any further liability whatsoever with respect to any such breach of Transferor's representations and warranties). If, and only if, all of the changes in Transferor's representations and warranties set forth in such Bringdown Certificate (other than any changes related to a Pending Transaction), taken in the aggregate, would have a Material Adverse Effect, then Company shall have the right by written notice to Transferor actually received by Transferor not later than the expiration of the Offer as described in the Merger Agreement to terminate this Agreement pursuant to Section 9.1(f) hereof.
                                                                 ------
In the event that Transferor shall deliver one or more new Escrow Date Notification Certificates pursuant to the terms of Section 7.3 hereof setting
                                                           ---
forth a new Escrow Closing Date, Transferor shall, on each such new Escrow Closing Date, deliver to Company a new Bringdown Certificate certifying as to the matters set forth above in this Section 5.8 as of such new Escrow Closing
                                            ---
Date.

          5.9  Cooperation Regarding Taxes.  After the Closing Date, Company and
               ---------------------------
Transferor shall cooperate with each other and with each other's agents, including accounting firms and legal counsel, in connection with matters relating to Taxes of Company, Transferor and their affiliates including (i) the preparation and filing of any Tax Returns, (ii) determining the liability for and amount of any Taxes due (including estimated Taxes) or the right to and amount of any refund of Taxes, (iii) examinations of Tax Returns, and (iv) any administrative or judicial proceeding in respect of Taxes assessed or proposed to be assessed. Such information and documents shall be delivered without representation or warranty and shall include, without limitation, records, returns, schedules, documents, work papers or other relevant materials. Company and Transferor shall also make available to each other, as reasonably requested and on a mutually convenient basis, personnel (including officers, directors, employees and agents of Company or Transferor or their respective affiliates) to provide such assistance as might be reasonably required in connection of the matters set forth in (i), (ii), (iii) and (iv) above. Any information provided under this Section 5.9 shall be kept confidential by the party receiving the
                   ---
information or documents, except as may otherwise be necessary in connection with the filing of Tax Returns or in connection with any communications with a tax authority or any administrative or judicial proceedings relating to Taxes or any Tax Return. Company and Transferor and their respective affiliates shall make available to each other for inspection and copying during normal business hours upon reasonable notice all Tax records in their possession to the extent reasonably required by the other party in connection with the preparation, review or audit of Tax Returns, Tax litigation and claims, and the resolution of items under this Agreement. All reasonable out-of-pocket costs and expenses incurred in connection with any of the foregoing actions shall be for the account of the party requesting such actions (subject to providing reasonable documentation of such out-of-pocket costs and expenses). Company and Transferor agree to retain all records relevant to the tax basis of the Assets and tax treatment of this Agreement for a period of seven years after the Closing Date. The provisions of this Section 5.9 shall survive Closing for a period of seven
                               ---
years after the Closing Date.

          5.10 Insurance.  During the period commencing on the Agreement Date
               ---------
and ending on the Closing Date, Transferor will maintain the insurance policies relating to the Real Estate Assets set forth on Schedule XV; provided, that
                                                         --  --------
Transferor may discontinue or reduce any such insurance to the extent that (x) it is no longer available at commercially reasonable rates or (y) similarly situated companies are, in general, reducing or eliminating such insurance in a manner consistent with the changes being effected by Transferor, unless, in each case, Company shall have requested in writing that Transferor not discontinue or reduce, as the case may be, such insurance and shall have paid to Transferor in immediately available funds all costs (including, without limitation, all premiums) and expenses of Transferor in connection with not discontinuing or reducing, as the case may be, such insurance (it being expressly understood and agreed that in the event of termination of this Agreement pursuant to Section
9.1 hereof, Company shall not be entitled to any refund or reimbursement of any
---
amounts previously paid by it to Transferor as contemplated above).

          5.11 Reasonable Best Efforts.  During the period commencing on the
               -----------------------
Agreement Date and ending on the Closing Date, subject to the terms and conditions provided herein, each of Company and Transferor shall cooperate and use their respective reasonable best efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, their respective reasonable best efforts to obtain, prior to the Closing Date, all licenses, permits, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to Contracts with Transferor as are necessary for consummation of the transactions contemplated by this Agreement.

          5.12 Access to Information Concerning Assets.  During the period
               ---------------------------------------
commencing on the Agreement Date and ending on the Closing Date, Transferor shall, upon reasonable notice, afford Company and its counsel, accountants, consultants and other authorized representatives, reasonable access (subject to the rights of tenants under the Leases) during normal business hours to the employees, properties, books and records of Transferor in order that Company may have the opportunity to make such investigations as it shall desire of the Assets. Transferor shall furnish promptly to Company (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information in Transferor's possession concerning the Assets as Company may reasonably request. Transferor agrees to cause its officers and employees to furnish such additional financial and operating data and other information and respond to such inquiries, in each case as Company shall from time to time reasonably request in relation to the Assets.

          5.13 Notification of Certain Matters.  During the period commencing on
               -------------------------------
the Agreement Date and ending on the Closing Date, Transferor shall give prompt notice to Company, and Company shall give prompt notice to Transferor, of the occurrence, or failure to occur, of (x) any event, which occurrence or failure to occur would likely cause any representation or warranty contained in this Agreement to be untrue in any material respect and

(y) the existence of any Material Adverse Effect. During the period commencing on the Agreement Date and ending on the Closing Date, each of Transferor and Company shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

          5.14 HSR Act.  Company and Transferor shall, as soon as practicable
               -------
and in any event within five Business Days following the Agreement Date, make any required filings under the HSR Act and shall use their reasonable best efforts to respond as promptly as practicable to all inquiries received with respect thereto, including, without limitation, a request for additional information or documentary material.

          5.15 Retention of Records.  Except as otherwise agreed between Company
               --------------------
and Transferor in writing, Company shall, and shall cause its subsidiaries to, retain all information relating directly and primarily to the Assets that is delivered to or obtained by Company pursuant to the terms of this Agreement that is less than ten years old until such information is at least ten years old except that if, prior to the expiration of such period, information in the possession or control of Company is to be destroyed or disposed of, and such information is at least three years old, prior to destroying or disposing of any such information, (1) Company shall provide no less than 30 days' prior written notice to Transferor specifying the information proposed to be destroyed or disposed of and (2) if, prior to the scheduled date for such destruction or disposal, Transferor requests in writing that any of the information proposed to be destroyed or disposed of be delivered to Transferor, Company promptly shall deliver the requested information to a location specified by Transferor, at Transferor's sole cost and expense.

          5.16 Transfer of Preferred Stock.  Following the consummation of the
               ---------------------------
Merger and the Closing, Echelon shall distribute (as defined in Code Section 351(c)) the shares of Preferred Stock received by Echelon as set forth on
Schedule XVIII to Parent (as defined in the Merger Agreement).
         -----

          5.17 Maintenance of Liquidity.  At all times through and including the
               ------------------------
thirtieth day after the Closing Date, Company shall have assets which would be classified as cash and cash equivalents on a balance sheet prepared in accordance with GAAP of not less than $15,000,000.

          Section 6.  Conditions Precedent to Closing.
                      -------------------------------

          6.1  Company Conditions.  The obligation of Company to close the
               ------------------
transaction which is the subject of this Agreement is subject to the fulfillment as of the Closing Date or as of the Escrow Closing Date, as applicable, of each of the following conditions, unless any unfulfilled condition is waived in writing by Company:

               (a)  Officer's Certificate. Echelon shall have delivered to
                    ---------------------
Company a certificate executed by the President, any Vice President or a managing member of each of Echelon and its subsidiaries signatory hereto certifying that, as of the Escrow Closing Date,

Transferor has performed in all material respects each of its obligations and complied in all material respects with each agreement and covenant of Transferor to be performed or complied with by it under this Agreement on or prior to such date, including the delivery of the certificate required under Section 5.8
                                                                       ---
hereof.

               (b)  Delivery of Documents and Other Items. On or prior to the
                    -------------------------------------
Escrow Closing Date, all documents and other items specified in Section 7.4
                                                                        ---
hereof shall have been delivered to Escrow Agent.

               (c) Merger.  The Merger shall have been consummated on or prior
                   ------
to the Closing Date.

               (d)  Purchase and Sale of Other Assets. The purchase and sale of
                    ---------------------------------
the Other Assets as contemplated by the Purchase and Sale Agreement shall have been consummated on or prior to the Closing Date.

               (e)  Purchase and Sale of Tax Credit LP Interests. The purchase
                    --------------------------------------------
and sale of the Tax Credit LP Interests as contemplated by the Tax Credit LP Interest Purchase Agreement shall have been consummated on or prior to the Closing Date.

               (f)  Leasing of the Assets. The leasing of the Assets as
                    ---------------------
contemplated by the Heller Lease shall have been consummated on or prior to the Closing Date.

               (g)  Required Consents. All Required Consents shall have been
                    -----------------
executed and delivered by the parties providing such Required Consents on or prior to the Escrow Closing Date.

               (h)  HSR Act.  Any applicable waiting period (and any extension
                    -------
thereof) under the HSR Act applicable to the sale of Assets to Company shall have expired or been terminated as of the Escrow Closing Date.

               (i)  No Injunction. No preliminary or permanent injunction or
                    -------------
other order shall have been issued by any court or by any governmental or regulatory agency, body or authority which prohibits the consummation of the transactions contemplated by this Agreement and which is in effect on the Closing Date, provided, however, that, in the case of a decree, injunction or
              --------  -------
other order, each of the parties shall have used reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any decree, injunction or other order that may be entered.

               (j)  Statutes. No law, statute, rule, regulation, executive
                    --------
order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the transactions contemplated by this Agreement as of the Closing Date.

          6.2  Transferor Conditions.  The obligation of Transferor to close the
               ---------------------
transaction which is the subject of this Agreement is subject to the fulfillment as of the Closing

Date or as of the Escrow Closing Date, as applicable, of each of the following conditions, unless any unfulfilled condition is waived in writing by Transferor:

          (a) Officer's Certificate.  Company shall have delivered to Transferor
              ---------------------
a certificate of the President or any Vice President of Company certifying that, as of the Escrow Closing Date, Company has performed in all material respects each of its obligations and complied in all material respects with each agreement and covenant of Company to be performed or complied with by it under this Agreement on or prior to such date.

          (b) Delivery of Documents and Other Items.  On or prior to the Escrow
              -------------------------------------
Closing Date, all documents and other items (including payment or issuance of the Transfer Value) specified in Section 7.5 hereof shall have been delivered to
                                         ---
Escrow Agent.

          (c) Merger. The Merger shall have been consummated on or prior to the
              ------
Closing Date.

          (d) Purchase and Sale of Other Assets.  The purchase and sale of the
              ---------------------------------
Other Assets as contemplated by the Purchase and Sale Agreement shall have been consummated on or prior to the Closing Date.

          (e) Purchase and Sale of Tax Credit LP Interests.  The purchase and
              --------------------------------------------
sale of the Tax Credit LP Interests as contemplated by the Tax Credit LP Interest Purchase Agreement shall have been consummated on or prior to the Closing Date.

          (f) Leasing of the Assets.  The leasing of the Assets as contemplated
              ---------------------
by the Heller Lease shall have been consummated on or prior to the Closing Date.

          (g) Required Consents.  All Required Consents shall have been executed
              -----------------
and delivered by the parties providing such Required Consents on or prior to the Escrow Closing Date.

          (h) HSR Act.  Any applicable waiting period (and any extension
              -------
thereof) under the HSR Act applicable to the sale of Assets to Company shall have expired or been terminated as of the Escrow Closing Date.

          (i) No Injunction.  No preliminary or permanent injunction or other
              -------------
order shall have been issued by any court or by any governmental or regulatory agency, body or authority which prohibits the consummation of the transactions contemplated by this Agreement and which is in effect on the Closing Date, provided, however, that, in the case of a decree, injunction or other order,
--------  -------
each of the parties shall have used reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any decree, injunction or other order that may be entered.

          (j) Statutes.  No law, statute, rule, regulation, executive order,
              --------
decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the transactions contemplated by this Agreement as of the Closing Date.

          Section 7.  Closing.
                      -------

          7.1  Time and Place.  The Closing will take place at the office of
               --------------
White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036 on the date of consummation of the Merger, or at such other place and time as shall be agreed upon by the parties hereto (the actual date of the Closing being hereinafter referred to as the "Closing Date").
                                 ------------

          7.2  Closing Expenses.  All costs and expenses associated with the
               ----------------
transfer of the Assets contemplated herein, including without limitation, environmental and property condition reports (but only to the extent procured prior to the Agreement Date with the approval of Transferor), title insurance premiums, survey preparation costs, transfer taxes (including all stamp, transfer, documentary, sales, use, registration and other Taxes), document recordation and filing charges, escrow expenses and other customary costs of Closing, shall be paid by Transferor. Each of Company and Transferor shall be responsible for its due diligence costs and expenses (including, without limitation, the payment of the fees and disbursements of its attorneys) and Transferor shall make any required payments to the Broker in accordance with
Section 8 hereof.
        -

          7.3  Notification of Escrow Closing Date.  Transferor shall deliver to
               -----------------------------------
Company a certificate (an "Escrow Date Notification Certificate") specifying the
                           ------------------------------------
Escrow Closing Date (which in no event shall be earlier than the 30th day after the Agreement Date) on which the Escrowed Items are to be delivered to Escrow Agent, such Escrow Date Notification Certificate to be delivered by Transferor to Company no later than one day prior to such Escrow Closing Date; provided that if the Tender Offer Expiration Date shall not have occurred on or prior to the third Business Day after such Escrow Closing Date, Escrow Agent shall, upon written request from Company, return the Escrowed Items to the party which had previously deposited same with Escrow Agent, whereupon Transferor shall have the right to deliver a new Escrow Date Notification Certificate to Company upon the terms set forth above specifying a new Escrow Closing Date. Transferor shall have the right to deliver one or more Escrow Date Notification Certificates upon the terms set forth above until such time as the Tender Offer Expiration Date shall have occurred or, if earlier, such time as this Agreement shall have been terminated pursuant to Section 9.1 hereof.
                               ---

          7.4  Documents and/or Deliveries.  On or prior to the Escrow Closing
               ---------------------------
Date, as a condition to Closing, the following shall be delivered to Escrow Agent, which shall have been executed by Transferor to the extent applicable (other than those agreements, documents and instruments described in Sections 7.4(b)(vii), (b)(ix), (b)(x), (c)(i) (except that the allonge referred to
----------   ------- -------  ------
therein shall be delivered to Escrow Agent), (c)(ii), (c)(iii), (c)(iv) and
                                             -------  --------  -------
(d)(i) hereof, all of which shall have been made available to Company during
------
normal business hours at one or more locations previously identified to Company (which location shall, in the case of the agreements, documents and instruments described in Section 7.4(b)(vii) and (d)(i) hereof, be 450
                     -----------     ------

Carillon Parkway, Suite 200, St. Petersburg, Florida) and which shall remain in such locations until the Closing Date):

          (a) with respect to Echelon and each Subsidiary: (i) good standing certificates and authority to do business certificates issued by the relevant authorities in all relevant jurisdictions, in each case, dated not more than thirty (30) days prior to the Closing Date; (ii) certified corporate resolutions of Echelon and corporate or limited liability company resolutions of each Subsidiary, or of the general partner in each Subsidiary that is a limited partnership, as applicable, authorizing the execution and delivery of this Agreement by Echelon or such Subsidiary and the consummation of the transactions contemplated hereby; and (iii) incumbency certificates for the officers of Echelon and each Subsidiary executing the documents to be executed and delivered pursuant to this Agreement;

          (b) with respect to the Real Estate Assets: (i) a special warranty deed conveying title to the Real Estate Assets substantially in the form annexed hereto as Exhibit A; (ii) a bill of sale with respect to the Real Estate Assets
                  -
substantially in the form annexed hereto as Exhibit B; (iii) an assignment and
                                                    -
assumption agreement with respect to Permits, Contracts and Leases being assumed by Company in relation to the Real Estate Assets, substantially in the form annexed hereto as Exhibit C; (iv) an assignment and assumption agreement with
                          -
respect to each of the Residential Property Restricted Cash Bank Accounts, in the form specified by the Bank (or other financial institution) where the respective Residential Property Restricted Cash Bank Account is established or, if none, in a form satisfactory to Company; (v) third-party consents sought in connection with the consummation of the transfer of the Real Estate Assets but only to the extent actually obtained by Transferor (it being expressly understood and agreed, for avoidance of doubt, that so long as Transferor shall have complied with Section 5.7 hereof, no such third-party consents (other than
                           ---
the Required Consents) shall be required to be obtained and in no event shall any such third-party consents (other than the Required Consents) be a condition precedent to the consummation of the transactions contemplated hereby); (vi) tenant estoppel statements, dated within one hundred and twenty (120) days of the Closing Date, with respect to tenants occupying 50% of the rentable square footage at the Real Estate Assets (which tenant estoppel statements shall in any event include tenant estoppel statements from each of Andersen Consulting, Florida Power Corporation, Florida Progress, NationsBank, N.A. and Raymond James & Associates) in the form specified in the tenant's Lease or, if none, substantially in the form annexed hereto as Exhibit D (it being understood that
                                                    -
Transferor does not warrant or guarantee any of the information contained in tenant estoppel certificates); (vii) the originals (or copies if originals are unavailable) of existing Leases and all tenant files, Contracts and files and records pertaining to any of the Real Estate Assets as are in Transferor's possession or in the possession of the current property manager for any of the Real Estate Assets; provided, however, that Company will make all originals
                    --------  -------
available to Transferor after Closing to the extent required by Transferor in connection with accounting, taxation, litigation or other proceedings involving Transferor's prior ownership of the any of the Real Estate Assets; (viii) notices to the tenants renting space at the Real Estate Assets confirming that such Real Estate Assets have been acquired by Company, in such form as Transferor and Company shall agree; (ix) originals (or copies if originals are unavailable) of all governmental licenses, permits and approvals relating to the occupancy or use of any of the Real Estate Assets in the possession of Transferor or Transferor's current property manager; (x) those site plans, soil and substrata studies, architectural renderings, plans and specifications, engineering plans and studies, floor plans, landscape plans, utility schemes, tax bills and receipts for current real estate taxes, keys and all other books, financial statements, documentation, files or records covering, affecting or relating to the Real Estate Assets in Transferor's possession; (xi) a Title Affidavit in the form annexed hereto as Exhibit F; (xii) a Gap Indemnity in the
                                                -
form annexed hereto as Exhibit G if required by the title insurance company;
                               -
(xiii) a FIRPTA Affidavit in the form annexed hereto as Exhibit H; (xiv) such
                                                                -
documents or other evidence as may be required to satisfy all requirements raised in the Title Commitments; provided, however, Transferor shall not be
                                 --------  -------
required to satisfy requirements raised in the Title Commitments relating to Real Estate Taxes, Assumed Debt (other than the delivery of the Required Consents relating to any Assumed Debt in accordance with the terms of this Agreement), Other Assumed Debt, mechanics' liens (other than the delivery of an affidavit certifying as to the status of construction relating to any Real Estate Asset) or other matters which Transferor is taking pursuant to the terms of this Agreement; and (xv) transfer tax forms and affidavits as may be required by governmental authorities in connection with the recordation of the special warranty deeds;

          (c) with respect to the Mortgage Loans: (i) the mortgage note relating to each such Mortgage Loan, duly endorsed, or attaching an allonge executed by Transferor in favor of Company, in either case without recourse to Transferor; (ii) the original executed mortgage or deed of trust securing such mortgage note, stamped by the appropriate recorders' office as having being duly filed of record (or a copy thereof certified by the relevant county or municipality); (iii) the mortgagee title insurance policy relating to the Mortgage Loan, endorsed to show the assignment of the lender's interest to Company, (iv) original, executed counterparts of all other documents and instruments relating to such Mortgage Loan; (v) an assignment and assumption agreement substantially in the form annexed hereto as Exhibit E, effectively
                                                              -
assigning to Company all of Transferor's right, title and interest in and to, and obligations with respect to, such Mortgage Loan, together with all relevant UCC-3 assignment statements; and (vi) any consents sought from pledgees of such Mortgage Loans, if applicable, as more particularly identified on Schedule IV
                                                                           --
(it being expressly understood and agreed, for avoidance of doubt, that so long as Transferor shall have complied with Section 5.7 hereof, no such consents
                                               ---
(other than the Required Consents) shall be required to be obtained and in no event shall any such consents (other than the Required Consents) be a condition precedent to the consummation of the transactions contemplated hereby);

          (d) with respect to the Assumed Debt: (i) originals (or copies if originals are unavailable) of all documents and instruments evidencing and securing the Assumed Debt and (ii) all documents and instruments required to effect the assignment and assumption of the borrower's interest in the Assumed Debt from Transferor to Company, including without limitation, if applicable, consents sought from the holders of the Assumed Debt, as more particularly identified on Schedule IV (it being expressly understood and agreed, for
                       --
avoidance of doubt, that so long as Transferor shall have complied with Section
5.7 hereof, no such consents (other than the Required Consents) shall be
---
required to be obtained and in no
event shall any such consents (other than the Required Consents) be a condition precedent to the consummation of the transactions contemplated hereby);

               (e) originals of all Required Consents (but only to the extent theretofore obtained by Transferor);

               (f) a notice from the Chief Financial Officer of Echelon (which notice shall be conclusive absent manifest error) setting forth the aggregate amount of each of (i) the Security Deposit Amount and (ii) the Net Proceeds received by Transferor in connection with a Pending Transaction, if consummated prior to the Escrow Closing Date; and

               (g) with respect to the transfer of any of the Assets, such other documents and instruments as are customary in connection with the transfer of assets of the same type and which the parties deem reasonably necessary or desirable to effect the consummation of the transactions contemplated hereby; provided, however, that (i) Transferor shall not be required to provide any
--------  -------
representations, warranties or indemnitees with respect to the Assets or title thereto beyond those set forth in this Agreement, (ii) Transferor shall not be required to provide any representations or warranties which survive the Escrow Closing Date and (iii) so long as Transferor shall have complied with Section
5.7 hereof, no consents (other than the Required Consents) shall be required to
---
be obtained and in no event shall any such consents (other than the Required Consents) be a condition precedent to the consummation of the transactions contemplated hereby.

          7.5  Company Documents and/or Deliveries.  On or prior to the Escrow
               -----------------------------------
Closing Date, Company will deliver (subject only to receipt by Company of the relevant Bringdown Certificate and Escrow Date Notification Certificate) the following to Escrow Agent, which shall have been executed by Company to the extent applicable:

               (a) the Transfer Value, by (i) bank wire transfer of U.S. dollars in immediately available funds and (ii) delivery of stock certificates, representing a total of 2,000 shares of Preferred Stock, registered in the names and in the amounts set forth on Schedule XVIII;
                                         -----

               (b) certified copies of resolutions of Company authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

               (c) with respect to the transfer of any of the Assets, the documents and instruments required to effect the assumption thereof, as more particularly described in Sections 7.4(b)(iii), (c)(v), and (d)(ii) hereof;
                                   -----------  ------      -------

               (d) with respect to the transfer of any of the Assets and the assumption of the Assumed Liabilities, such other documents and instruments as are customary in connection with the transfer of assets and assumption of liabilities of the same type and which the parties deem reasonably necessary or desirable to effect the consummation of the transactions contemplated hereby; provided, however, that (i) Transferor shall not be
                     --------  -------
required to provide any representations, warranties or indemnitees with respect to the Assets or title thereto beyond those set forth in this Agreement (ii) Transferor shall not be required to provide any representations or warranties which survive the Escrow Closing Date, and (iii) so long as Transferor shall have complied with Section 5.7 hereof, no consents (other than the Required
                           ---
Consents) shall be required to be obtained and in no event shall any such consents be a condition precedent to the consummation of the transactions contemplated hereby; and

               (e) transfer tax forms and affidavits as may be required by governmental authorities in connection with the recordation of the special warranty deeds.

               (f) a release, executed by a duly authorized officer of Company, releasing Transferor from any and all liabilities or obligations of Transferor arising under Section 11 of this Agreement, which such liabilities and obligations shall be assumed by Other Buyer under the Purchase and Sale Agreement.

          7.6  Execution and Delivery of Closing Statements.  At Closing, in
               --------------------------------------------
addition to any other documents required to be executed and delivered in counterparts by both parties, Transferor and Company will execute and deliver to each other closing statements accounting for sums disbursed at Closing.

          7.7  Joint Instructions to Escrow Agent.  Not later than the Escrow
               ----------------------------------
Closing Date, Company and Transferor shall execute and deliver to Escrow Agent a joint direction letter in the form attached hereto as Exhibit 7.7, which shall
                                                              ---
be irrevocable, (a) listing with specificity all items delivered by Company and/or Transferor pursuant to Sections 7.4 and 7.5 hereof (including the
                                       ---     ---
Transfer Value, all such items collectively referred to herein as the "Escrowed
                                                                       --------
Items") and (b) setting forth irrevocable instructions from Company and
-----
Transferor to the effect that (x) immediately following the filing by Escrow Agent of the Articles of Merger with respect to the Merger with the Department of State of the State of Florida or the receipt of notice by Escrow Agent that such filing has occurred, the Escrowed Items shall be promptly delivered by Escrow Agent to the party entitled to same (including, without limitation, that the Transfer Value shall be delivered to Surviving Corporation or to such account as Surviving Corporation may designate) as set forth in such joint direction letter, (y) if this Agreement has been terminated pursuant to Section
9.1 hereof, the Escrowed Items shall be promptly delivered by Escrow Agent to
---
the party which had previously deposited same with Escrow Agent and (z) if the Tender Offer Expiration Date does not occur on or prior to the third Business Day after the Escrow Closing Date, the Escrowed Items shall be promptly delivered by Escrow Agent to the party which had previously deposited same with Escrow Agent.

          7.8  Further Deliveries.  Simultaneously with the delivery of the
               ------------------
joint directions set forth in Section 7.7 of this Agreement, Company shall
                                      ---
execute and deliver Error! Bookmark not defined. to Escrow Agent, together with Other Buyer, a joint instruction letter in the form attached hereto as Exhibit
7.8 and Error! Bookmark not defined. to EIN Acquisition Corp. a legal opinion
---
addressed to Agent for the benefit of the Lenders (in each case, as such terms are defined in the Credit Agreement (as defined in the Merger Agreement)) with respect to those matters set forth in Sections 4.1, 4.2 and 4.4(a), (b) and
(c) of this Agreement.

          Section 8.  Brokers.  Each party represents and warrants to the other
                      -------
that it has not consulted, dealt with or negotiated with any Person except Transferor has engaged Donaldson, Lufkin & Jenrette Securities Corporation (the "Broker") to whom a commission is or could be due in connection with the sale of
 ------
the Assets by Transferor to Company, or any other matter associated with this Agreement. Transferor has made a separate agreement with Broker and will pay all sums, if any, due to Broker in connection with this Agreement. Each party hereby agrees to indemnify and hold harmless the other from any losses, damages, costs, liabilities or expenses, including reasonable costs and attorneys' fees incurred in trial, appellate or post-judgment proceedings, related to or arising out of any breach of the representations, warranties and agreements set forth in this Section 8 made by it. Anything to the contrary notwithstanding, the
             -
representations, warranties and agreements in this Section 8 will survive
                                                           -
Closing of the transactions which are the subject of this Agreement, or any earlier termination of this Agreement.

          Section 9.  Termination and Abandonment.
                      ---------------------------

          9.1  Termination.  This Agreement may be terminated and the
               -----------
transactions contemplated by this Agreement may be abandoned:

               (a) by mutual consent of Company and Transferor at any time prior to the Tender Offer Expiration Date;

               (b) by either Company or Transferor at any time prior to the Closing Date, if any court or governmental or regulatory agency shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement and such order, decree or ruling or other action shall have become final and nonappealable;

               (c) by either Company or Transferor, if the Closing Date fails to occur within 90 days following the Agreement Date, unless such failure of the Closing Date to occur shall be as a result of a material breach of any representation, warranty, obligation, covenant, agreement or condition set forth in this Agreement on the part of the party seeking to terminate this Agreement;

               (d) by either Company or Transferor at any time prior to the Closing Date, if the Merger Agreement shall have been terminated and be of no further force and effect;

               (e) by either Company or Transferor at any time prior to the Tender Offer Expiration Date, if any of the Purchase and Sale Agreement, the Heller Lease or the Tax Credit LP Interest Purchase Agreement shall have been terminated and be of no further force and effect;

               (f) by Company on or at any time prior to the Escrow Closing, in the event (i) that Company exercises its right of termination as provided in
Section 5.8 or (ii) in the event of (A) a breach by Transferor of its
        ---
representations and warranties set forth herein (other than arising out of or related to a Pending Transaction) which, taken in the aggregate, would have a Material Adverse Effect or (B) a breach by Transferor of its material covenants or agreements set forth herein, in each case which (1) cannot or has not been cured prior to the earlier of (x) 15 days after the giving of written notice of such breach to Transferor and (y) two Business Days prior to the Tender Offer Expiration Date and (2) has not been waived by Company; or

               (g) by Transferor on or at any time prior to Escrow Closing, in the event of a breach by Company of any representation, warranty, covenant or agreement contained in this Agreement which (A) cannot or has not been cured prior to the earlier of (i) 15 days after the giving of written notice of such breach to Company and (ii) two Business Days prior to the Tender Offer Expiration Date and (B) has not been waived by Transferor, except, in any case where such failures are not reasonably likely to affect adversely Company's ability to consummate the transactions contemplated by this Agreement.

          9.2  Effect of Termination.  (a)  In the event of the termination of
               ---------------------
this Agreement pursuant to Section 9.1 hereof by Company or Transferor, as the
                                   ---
case may be, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect and the parties will have no further rights or obligations hereunder, except that Sections 7.2, 9.2, 12.7,
                                                              ---  ---  ----
12.11 and 12.15 shall survive any termination of this Agreement.
-----     -----

               (b) (i) In the event of a termination of this Agreement pursuant to (x) Section 9.1(d) above following the termination of the Merger Agreement
            ------
pursuant to Section 5.01(a) of the Merger Agreement (but only if Parent and Echelon shall have entered into an alternative transaction within 180 days after such termination of the Merger Agreement pursuant to which Parent (or an affiliate thereof) would directly or indirectly acquire Echelon, the Excepted Leases or all or substantially all of the assets or equity of Echelon and its Subsidiaries) or Sections 5.01(e), (f), (g), (j) (except if the Merger Agreement has been terminated as a result of the non-performance by Company or any affiliate of Company under any of the Asset Disposition Agreements (as defined in the Merger Agreement)) or (k) of the Merger Agreement or (y) Section 9.1(f)
                                                                        ------
above, Company and its affiliates shall be entitled to receive from Transferor reimbursement for its reasonable out-of-pocket costs and expenses incurred in connection with the transactions contemplated by this Agreement, the Omnibus Agreement and the Tax Credit LP Interest Purchase Agreement in an amount of up to $1,000,000 (subject to providing reasonable documentation of such costs and expenses).

                   (ii) In the event of a termination of this Agreement pursuant to Section 9.1(g) above, Transferor's sole remedy shall be to receive a sum
           ------
equal to $2,750,000 as agreed and liquidated damages, it being agreed that in such event Transferor's actual damages would be incapable of precise ascertainment and that the foregoing is a reasonable estimate of such damages.

               (iii) Except as expressly set forth above in this Section 9.2,
                                                                         ---
neither Company nor Transferor shall be entitled to any remedy in connection with the termination of this Agreement (including, without limitation, specific performance).

               (c) Any payment required to be made by Transferor or Company, as the case may be, pursuant to Section 9.2(b) shall be made by such party within
                                     ------
three Business Days after receipt by it of notice from the other party setting forth, in reasonable detail, (i) a description of the event(s) giving rise to the payment obligation and (ii) calculation of the payment obligation.

          Section 10.  Risk of Loss; Indemnity.
                       -----------------------

          10.1 Casualty.  In the event that any portion of the Real Estate
               --------
Assets is damaged or destroyed prior to the Tender Offer Expiration Date, and if such damage or destruction would have, individually or in the aggregate, a Material Adverse Effect (after giving effect to receipt of insurance proceeds), Company may by written notice to Transferor actually received by Transferor not later than the earlier to occur of (x) 12:01 a.m. (New York time) on the Tender Offer Expiration Date and (y) the thirtieth day following Company's receipt of written notice of such damage or destruction (such receipt of written notice by Transferor to be promptly thereafter acknowledged), terminate this Agreement, whereupon this Agreement will be null and void and the parties will have no further rights or obligations hereunder. Except as otherwise expressly provided in the immediately preceding sentence, Company shall proceed to Closing with no reduction in the Transfer Value notwithstanding any damage or destruction occurring with respect to the Real Estate Assets, and Transferor will deliver and/or assign to Company on the Closing Date any insurance proceeds with respect to such damage or destruction to the extent Transferor is entitled to same; provided that Company shall be afforded reasonable opportunity by Transferor to
--------
participate in any discussions with third parties relating to such insurance proceeds and such insurance proceeds shall not be settled or otherwise compromised by Transferor without the approval of Company (not to be unreasonably withheld, conditioned or delayed). Transferor shall notify Company of any damage to or destruction of the Real Estate Assets promptly after Transferor learns of the same.

          10.2 Condemnation.  In the event that any portion of the Real Estate
               ------------
Assets or access thereto is taken by eminent domain or condemnation proceeding prior to the Tender Offer Expiration Date, and if such taking or condemnation would have, individually or in the aggregate, a Material Adverse Effect (after giving effect to receipt of award proceeds), Company may by written notice to Transferor actually received by Transferor not later than the earlier to occur of (x) 12:01 a.m. (New York time) on the Tender Offer Expiration Date and (y) the thirtieth day following Company's receipt of written notice of such damage or destruction (such receipt of written notice by Transferor to be promptly thereafter acknowledged), terminate this Agreement, whereupon this Agreement will be null and void and the parties will have no further rights or obligations hereunder. Except as otherwise expressly provided in the immediately preceding sentence, Company shall proceed to Closing with no reduction in the Transfer Value notwithstanding any taking or condemnation occurring with respect to the Real Estate Assets, and Transferor will deliver and/or assign to Company on the Closing Date any award with respect to such taking or condemnation to the extent Transferor is entitled to same; provided that Company shall be afforded
                                --------
reasonable opportunity by Transferor to participate in any discussions with third parties relating to such condemnation proceeds and such condemnation proceeds shall not be settled or otherwise compromised by Transferor without the approval of Company (not to be unreasonably withheld, conditioned or delayed). Transferor shall notify Company of any eminent domain or condemnation proceeding in respect of the Real Estate Assets promptly after Transferor learns of the same.

          10.3 Indemnity.  Each of Company and Transferor (in such capacity,
               ---------
"Indemnitor") agrees to indemnify and hold the other party (in such capacity,
 ----------
"Indemnitee") harmless from and against any loss, cost, liability, damage or
-----------
expense including, without limitation, reasonable attorneys' fees and costs in all trial and appellate proceedings ("Losses") incurred in connection with any
                                      ------
claim by a third party, including, without limitation, any current or former shareholder, director, officer, employee or agent of Transferor (a "Claim"),
                                                                    -----
made, or arising out of (x) in the case of Company (as Indemnitor), the Assumed Liabilities or any failure by Company for any reason to pay, perform and discharge any Assumed Liabilities, or (y) in the case of Transferor (as Indemnitor) the Excluded Liabilities or any failure by Transferor for any reason to pay, perform or discharge any Excluded Liabilities.

          Within not more than ten (10) days after the date upon which the Indemnitee receives a complaint filed against it or a formal written demand of it, the Indemnitee will deliver written notice (a "Claim Notice") to the
                                                   ------------
Indemnitor, describing in reasonable detail the facts giving rise to such Claim and stating that the Indemnitee intends to seek indemnification for such Claim from the Indemnitor pursuant to this Agreement. The Indemnitor will have the right to settle all Claims upon terms and conditions acceptable to the Indemnitor, provided that (i) such settlement includes an unconditional release
            --------
of the Indemnitee from all liability with respect to such Claim and (ii) such settlement does not involve the imposition of equitable remedies or the imposition of any material obligations on the Indemnitee other than financial obligations for which the Indemnitee will be indemnified hereunder.

          Upon timely receipt of a Claim Notice from the Indemnitee with respect to any Claim, the Indemnitor may assume the defense thereof with counsel of the Indemnitor's choice reasonably satisfactory to the Indemnitee, and will not be required to engage more than one law firm to defend the Claim in question, provided that such counsel is reasonably approved in writing by the Indemnitee,
--------
and without regard to whether such counsel also represents Indemnitor in defending such Claim. The Indemnitee will cooperate in all reasonable respects in such defense. Subject to the foregoing duty of cooperation, the Indemnitee will have the right to employ separate counsel in any action or Claim and to participate in the defense thereof, provided that the fees and expenses of
                                    --------
counsel employed by the Indemnitee will be at the Indemnitee's sole cost and expense, except as otherwise herein provided.

          If the Indemnitor does not notify the Indemnitee in writing within ten
(10) days after receipt of a Claim Notice that the Indemnitor elects to undertake the defense thereof, the

Indemnitee will have the right, at the expense of the Indemnitor, to defend the Claim with counsel of the Indemnitee's choice.

          The parties hereto acknowledge that the law firm defending a Claim may have an inherent conflict of interest where the Indemnitor and Indemnitee have not agreed upon the Indemnitee's right to indemnification. Therefore, notwithstanding any provision herein to the contrary, unless an Indemnitor has acknowledged in writing its obligation to indemnify the Indemnitee, the Indemnitor will, and will cause the law firm defending the Claim to, at all times keep the Indemnitee fully advised of the status of settlement negotiations and/or defense of the Claim, and promptly provide to the Indemnitee copies of all documents and correspondence related to the Claim. If, at any time, the Indemnitee believes in good faith that the law firm defending the Claim is not fairly representing the Indemnitee's position with respect to such Claim and/or is prejudicing the Indemnitee's rights with respect to the Claim for indemnification, the Indemnitee may, at the Indemnitor's sole expense, retain separate counsel of the Indemnitee's choice, and such separate counsel will be entitled fully to participate in the defense of such Claim on behalf of the Indemnitee.

          The Indemnitee will cooperate fully with the Indemnitor as to all Claims, will make available to the Indemnitor as reasonably requested all information, records and documents relating to all Claims and will preserve all such information, records and documents until final, nonappealable resolution of any Claim. The Indemnitee will also make available to the Indemnitor, as reasonably requested, its personnel (including technical), agents and other representatives who are responsible for preparing or maintaining information, records or other documents, or who may have particular knowledge with respect to any Claim. The Indemnitee will also cooperate with the Indemnitor in attempting to minimize the Losses subject to indemnification by considering in good faith any request to pursue, and/or assign to Indemnitor, any rights of contribution or to reimbursement, whether contractual or otherwise.

          Section 11.  Special Environmental Indemnity.
                       -------------------------------

          11.1 Environmental Liabilities.  Upon completion of the Merger and
               -------------------------
notwithstanding any other provision of this Agreement to the contrary, the Surviving Corporation hereby agrees to indemnify, hold harmless and defend Company from and against any and all claims (including without limitation third party claims for personal injury or real or personal property damage), losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings (including informal proceedings) and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all reasonable and documented costs and expenses incurred in connection therewith (including but not limited to reasonable and documented attorneys' and/or paralegals' fees and expenses), including, but not limited to, all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work by any federal, state or local government agency, arising in whole or in part, out of:

               (a) the presence on or under any of the Real Estate Assets of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under, from or onto any of the Real Estate Assets,

               (b) any activity, including, without limitation, construction, carried on or undertaken on or of any of the Real Estate Assets, and whether by the Surviving Corporation or any predecessor in title or any employees, agents, contractors or subcontractors of the Surviving Corporation or any predecessor in title, or any other Persons, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials that at any time are located or present on or under or that at any time migrate, flow, percolate, diffuse or in any way move onto or under any of the Real Estate Assets,

               (c) loss of or damage to any property or the environment (including, without limitation, clean-up costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under any Environmental Law,

               (d) any claim concerning lack of compliance with any Environmental Law, or any act or omission causing an environmental condition that requires remediation or would allow any Governmental Authority to record a Lien on the land records, or

               (e) any residual contamination on or under any of the Real Estate Assets, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances (any claim arising out of the events set forth in subsections (a) through (e) of this
Section 11.1 being an "Environmental Claim").
        ----           -------------------

It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under this Agreement.

          11.2 Proceedings in Respect of Claims.  (a) With respect to any amount
               --------------------------------
that the Surviving Corporation is requested by Company to pay by reason of
Section 11.1, Company shall, if so requested by the Surviving Corporation and
        ----
prior to any payment, submit such additional information to the Surviving Corporation as the Surviving Corporation may reasonably request and which is in the possession of Company to substantiate the requested payment.

     (b) In case any action, suit or proceeding shall be brought against Company, Company shall promptly notify the Surviving Corporation of the commencement thereof, and the Surviving Corporation shall be entitled, at its expense, to participate in, and, to the extent that the Surviving

Corporation desires to, assume and control the defense thereof, but only to that the Surviving Corporation shall have acknowledged in writing its obligation to fully indemnify Company in respect of such action, suit or proceeding. The Surviving Corporation shall keep Company fully apprised of the status of such action suit or proceeding and shall provide Company with all information with respect to such action suit or proceeding as Company shall reasonably request. The Surviving Corporation shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, (A) in the reasonable opinion of Company, (x) such action, suit or proceeding involves any risk of imposition of criminal liability or any risk of imposition of material civil liability on Company or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien on any Real Estate Assets or any part thereof unless, in the case of civil liability, the Surviving Corporation shall have posted a bond or other security satisfactory to Company in respect to such risk or (y) the control of such action, suit or proceeding would involve an actual or potential conflict of interest, or (B) such proceeding involves claims not fully indemnified by the Surviving Corporation which the Surviving Corporation and Company have been unable to sever from the indemnified claim(s). Company may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by the Surviving Corporation in accordance with the foregoing. The Surviving Corporation shall not enter into any settlement or other compromise with respect to any Environmental Claim which is entitled to be indemnified under Sections 11.1 or
                                                                       ----
11.2 without the prior written consent of Company which consent shall not be
----
unreasonably withheld in the case of a money settlement not involving an admission of liability of Company; provided, however, that in the event that
                                   --------  -------
Company withholds consent to any settlement or other compromise, the Surviving Corporation shall not be required to indemnify Company under Sections 11.1 or
                                                                      ----
11.2 to the extent that the applicable Environmental Claim (x) is for legal fees
----
and expenses incurred after the date of the proposed settlement or (y) results in a judgment in excess of such offered money settlement.

     Company shall at the expense of the Surviving Corporation supply the Surviving Corporation with such information and documents reasonably requested by the Surviving Corporation as are necessary or advisable for the Surviving Corporation to participate in any action, suit or proceeding to the extent permitted by Sections 11.1 or 11.2. Company shall not enter into any settlement
                      ----    ----
or other compromise with respect to any Environmental Claim which is entitled to be indemnified under Sections 11.1 or 11.2 without the prior written consent of
                              ----    ----
the Surviving Corporation, which consent shall not be unreasonably withheld, unless Company waives its right to be indemnified under Sections 11.1 or 11.2
                                                                 ----    ----
with respect to such Environmental Claim.

     Upon payment in full of any Environmental Claim by the Surviving Corporation pursuant to Sections 11.1 or 11.2 to or on behalf of Company, the
                                 ----    ----
Surviving Corporation, without any further action, shall be subrogated to any and all claims that Company may have relating thereto (other than claims in respect of insurance policies maintained by Company at its own expense), and Company shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such claims and otherwise cooperate with the Surviving Corporation and give such further assurances as are necessary or advisable to enable the Surviving Corporation vigorously to pursue such claims.

     (c)  Any amount payable to Company pursuant to Sections 11.1 or 11.2 shall
                                                             ----    ----
be paid to Company promptly upon receipt of a written demand therefor from Company, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable and, if requested by the Surviving Corporation, such determination shall be verified by a nationally recognized independent accounting firm mutually acceptable to the Surviving Corporation and Company at the expense of the Surviving Corporation; provided, however, that if the Surviving Corporation has assumed the defense of
--------  -------
the related Environmental Claim or is paying the costs of Company's defense of the related claim on an ongoing basis, the Surviving Corporation shall not be required to pay such amount to Company until such time as a judgment is entered with respect to such Environmental Claim, the enforcement of which is not stayed or which judgment is not bonded over, or the Environmental Claim is otherwise settled or lost. To the extent the Surviving Corporation suffers any losses or damages as a result of Company's failure to provide the Surviving Corporation with prompt notice of the commencement of any action, suit or proceeding against Company in accordance with the first sentence of the second paragraph of this
Section 11.2, the amounts of such losses or damages may be offset against the
        ----
Surviving Corporation's indemnification obligation to Company.

          11.3 Assignment of Indemnity.  The obligations of the Surviving
               -----------------------
Corporation under this Section 11 may be assigned to the Buyer (as such term is
                               --
defined in the Purchase and Sale Agreement). Upon such assignment by the Surviving Corporation and the express assumption of this Special Environmental Indemnity by Buyer (each on terms satisfactory to Company), Company will release the Surviving Corporation from any obligations under this Section 11 by
                                                                  --
execution of a release in form and substance reasonably satisfactory to the Surviving Corporation.

          Section 12.  Miscellaneous.
                       -------------

          12.1 Litigation.  In the event of any litigation between Transferor
               ----------
and Company concerning the terms of this Agreement, the prevailing party will be entitled to reimbursement of its costs and expenses, including reasonable attorneys' fees incurred in trial, appellate and post-judgment proceedings. The provisions of this Section 12.1 will survive Closing, expiration or termination
                           ----
of this Agreement.

          12.2 Escrow Obligations of Escrow Agent.  Transferor and Company
               ----------------------------------
acknowledge that Escrow Agent undertakes hereunder to perform only such duties as are expressly set forth herein and no implied duties or obligations will be inferred against Escrow Agent. The Transfer Value and the other Escrowed Items will be held and disbursed by Escrow Agent as follows:

          (a) Escrow Agent may (i) act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine,
     (ii) assume the validity and
     accuracy of any statement or assertion contained in such a writing or instrument and (iii) assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized to do so.

          (b) Transferor and Company agree, jointly and severally, to indemnify and hold harmless Escrow Agent from and against any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature whatsoever, which Escrow Agent may incur or with which it may be threatened solely by reason of its acting as escrow agent hereunder, except to the extent resulting from Escrow Agent's gross negligence, fraud or intentional misconduct; and in connection therewith, to indemnify Escrow Agent against any and all expenses, including reasonable attorneys' fees and the cost of defending any action, suit or proceedings or resisting any claim; provided,
                                                                       --------
     however, that if such expenses are incurred by Escrow Agent in connection
     -------
     with litigation between Transferor and Company, the responsibility for indemnifying Escrow Agent for such expenses will belong solely to the non-prevailing party.

          (c) Escrow Agent will not make any disbursement of the Transfer Value (except, in each case as set forth in succeeding subsection (d)) without giving written notice to the party which will not receive the disbursement at least ten (10) Business Days in advance of the disbursement. The failure of the party not receiving the disbursement to object (on or prior to the seventh day after receipt of such notice) to the disbursement by written notice to the other party and to Escrow Agent will constitute binding acquiescence of such party to the disbursement. If there is any disagreement about the interpretation of this Agreement, or about the rights and obligations, or the propriety, of any action contemplated by Escrow Agent hereunder, or if Escrow Agent shall have received inconsistent instructions as to the disbursement of the Transfer Value except as set forth in succeeding subsection (d), Escrow Agent will not disburse the Transfer Value and will file an action in interpleader to resolve such disagreement or inconsistency, as the case may be. Escrow Agent will be indemnified (by Transferor or Company, whichever is the non-prevailing party) as set forth in the foregoing subsection (b) in connection with such interpleader action, and will be fully protected in suspending all or a part of its activities under this Agreement until a final judgment in the interpleader action is received.

          (d) Notwithstanding anything to the contrary set forth in foregoing subsection (c) or elsewhere in this Agreement (including, without limitation, receipt of inconsistent instructions from Transferor or Company as to the disbursement of any Escrowed Item), Escrow Agent shall take the following actions: (i) upon receipt of all Escrowed Items specified in the joint direction letter described in Section 7.7 hereof, Escrow Agent will
                                                 ---
     promptly (and in any event, within one Business Day) notify Transferor and Company of such receipt of all Escrowed Items, (ii) immediately following the filing by Escrow Agent of the Articles of Merger with respect to the Merger with the Department of State of the State of Florida or the receipt of notice by Escrow Agent that such filing has occurred, Escrow Agent shall deliver the Escrowed Items to the party entitled to same (including, without limitation, delivery of the Transfer Value to Transferor or to such account as Transferor may designate) as set forth in the joint direction letter described in Section 7.7 hereof, (iii) immediately following receipt
                                 ---
     of written notice from Transferor or Company that this Agreement has been terminated pursuant to Section 9.1 hereof, the Escrowed Items shall be
                                    ---
     promptly delivered by Escrow Agent to the party which had previously deposited same with Escrow Agent and (iv) immediately following receipt of written notice from Company that the Tender Offer Expiration Date did not occur on or prior to the third Business Day after the Escrow Closing Date, the Escrowed Items shall be promptly delivered by Escrow Agent to the party which had previously delivered same with Escrow Agent.

          (e) Escrow Agent may consult with counsel of its own choice and will have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. Escrow Agent otherwise will not be liable for any mistakes of fact or error of judgment, or for any acts or omissions of any kind unless caused by its willful misconduct or gross negligence.

          (f) Escrow Agent may resign upon 15 days' written notice to Transferor and Company, and if a successor title agent is not appointed within such 15-day period, Escrow Agent may petition a court of competent jurisdiction to name a successor.

          12.3 Notices.  All notices, requests, demands, claims, waivers and
               -------
other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, certified or registered mail with postage prepaid, or sent by telecopier and courier service for next Business Day delivery, as follows:

          (a)  if to Transferor, to it at:

          Echelon International Corporation
          450 Carillon Parkway, Suite 200
          St. Petersburg, Florida 33716
          Facsimile: (727) 803-8203

          Attention: Darryl A. LeClair

          with a copy to:

          Echelon International Corporation

          450 Carillon Parkway, Suite 200
          St. Petersburg, Florida 33716
          Facsimile: (727) 803-8203

          Attention:  Susan Glatthorn Johnson, Esq.

          with a copy to:

          White & Case LLP
          1155 Avenue of the Americas
          New York, New York 10036
          Facsimile: (212) 354-8113

          Attention: William F. Wynne, Jr., Esq.


          and a copy to:

          EIN Acquisition Corp.
          950 Third Avenue
          New York, New York 10022
          Facsimile: (212) 688-7908

          Attention:  James Haber

          with a copy to:

          Brown Raysman Millstein Felder and Steiner LLP
          120 West 45th Street
          New York, New York 10036
          Facsimile: (212) 840-2429

          Attention: Robert M. Unger, Esq.

          (b)  if to Company, to it at:

          Heller Affordable Housing of Florida, Inc.
          500 West Monroe Street
          Chicago, Illinois 60661
          Facsimile: (312) 441-7119

          Attention: John Petrovksi

          and a copy to:

          Heller Financial
          111 West 50th Street
          New York, New York 10020
          Facsimile: (212) 586-3017

          Attention: Mark Hirschhorn
          with a copy to:

          Winston & Strawn
          200 Park Avenue
          New York, New York 10166
          Facsimile: (212) 294-4700

          Attention: Robert W. Ericson, Esq.

          with a copy to:

          Equis Financial Group
          1 Canterbury Green, 8th Floor
          Stamford, Connecticut 06901
          Facsimile: (203) 363-0861

          Attention: James A. Coyne

          and a copy to:

          Steel Hector & Davis LLP
          200 South Biscayne Blvd.
          Miami, Florida 33131
          Facsimile: (305) 577-7001

          Attention: Thomas V. Eagan, P.A.

          (c)  if to Escrow Agent, to it at:

          LandAmerica Financial Group
          3922 Coconut Palm Drive, Suite 102
          Tampa, Florida 33619
          Facsimile: (813) 740-0595

          Attention: Juanita M. Shuster

or to such other Person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless if mailed, in which case on the third Business Day after the mailing thereof except for a notice of a change of address, which shall be effective only upon receipt thereof.

          12.4 Entire Agreement.  This Agreement and the exhibits, schedules and
               ----------------
other documents referred to herein or delivered pursuant hereto, collectively contain the entire under-standing of the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings, oral and written, with respect thereto.

          12.5  Successors and Assigns.  This Agreement shall inure to the
                ----------------------
benefit of and be binding upon the parties hereto, and their respective successors and permitted assigns; and no third party shall have any rights, privileges or other beneficial interests herein or hereunder. Company shall not be entitled to assign this Agreement or any of its rights, duties or interests herein or hereunder to any other Person; provided, however, that Company may,
                                         --------  -------
not less than five Business Days prior to the Closing Date, designate one or more of its wholly-owned subsidiaries or affiliates controlled by it to be the transferee of one or more Assets and/or the Assumed Liabilities, in each case so long as (x) such transfer, assignment or assumption does not impose any incremental burden on Transferor under this Agreement or delay (or otherwise impede) the consummation of the transactions contemplated by this Agreement and
(y) Company remains liable to Transferor for all of its obligations hereunder with respect to the Assumed Liabilities notwithstanding such transfer, assignment or assumption.

          12.6  Headings.  The descriptive headings of the several Sections of
                --------
this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

          12.7  Applicable Law.  This Agreement and the legal relations between
                --------------
the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws rules thereof.

          12.8  Severability.  If any term, provision, covenant or restriction
                ------------
contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          12.9  Counterparts.  This Agreement may be executed in several
                ------------
counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

          12.10 No Waiver of Default.  No waiver by a party of any breach of
                --------------------
this Agreement or of any warranty or representation hereunder by the other party will be deemed to be a waiver of any other breach by such other party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a party after any breach by the other party will be deemed to be a waiver of any breach of this Agreement or of any representation or warranty hereunder by such other party, whether or not the first party knows of such breach at the time it accepts such payment or performance. No failure or delay by a party to exercise any right it may have by reason of the default of the other party will operate as a waiver of default or modification of this Agreement or will prevent the exercise of any right by the first party while the other party continues so to be in default.

          12.11  Confidentiality.  It is agreed that (x) Transferor will, at all
                 ---------------
times, keep in strict confidence all non-public information (other than information made public as a result of a breach of its obligations pursuant to this Section 12.11) obtained by it with respect to Company and/or the Assets and
             -----
(y) Company will, at all times prior to the Closing Date, keep in strict confidence all non-public information (other than information made public as a result of a breach of its obligations pursuant to this Section 12.11) obtained
                                                               -----
by it with respect to Transferor pursuant to or in connection with this Agreement or any confidentiality agreement executed by Company related to the Assets (including all information obtained by such Person with respect to the tenants and other occupants of any of the Real Estate Assets and all information attached hereto with respect to the Mortgage Loans and the Assumed Debt). Each of Transferor and Company agrees to instruct its agents, employees, advisers and consultants to comply with the provisions of this Section 12.11 and any
                                                          -----
confidentiality agreement executed in connection with the Assets. Notwithstanding the foregoing, each of Transferor and Company may disclose any such non-public information obtained by it to its directors, bankers, advisors, attorneys, accountants and agents so long as such parties agree in writing for the benefit of the other parties hereto to keep the information confidential in accordance with the terms of this Section 12.11. In addition, each of
                                          -----
Transferor and Company may disclose any such non-public information as may be required by law. If the transfer of the Assets contemplated by this Agreement is not completed for any reason, Company will, upon request of Transferor, promptly return to Transferor all instruments and materials or copies of instruments and materials delivered pursuant hereto and obtained by Company.
The provisions of this Section 12.11 will survive any termination of this
                               -----
Agreement.

          12.12  Recourse Limited.  Notwithstanding anything to the contrary in
                 ----------------
this Agreement, neither any present or future constituent shareholder, member, partner, officer, director, employee or agent of the parties hereto or of any corporation, limited liability company or partnership that is the owner of any equity interest in the parties hereto will be personally liable, directly or indirectly, under or in connection with this Agreement, or any document, instrument or certificate securing or otherwise executed in connection with this Agreement, or any amendments or modifications to any of the foregoing made at any time or times, heretofore or hereafter, or in respect of any matter, condition, injury or loss related to this Agreement or the Assets (provided that
                                                                   --------
Echelon shall be so liable to the extent Echelon constitutes the holder of equity interests in its Subsidiaries); and each party hereto (and their respective successors and assigns) waives any such personal liability.

          12.13  Business Day.  If any date herein set forth for the performance
                 ------------
of any obligations by Transferor or for the delivery of any instrument or notice as herein provided should be on a day other than a Business Day, the compliance with such obligations or delivery will be deemed acceptable on the next occurring Business Day.

          12.14  Recordation.  Company and Transferor agree that neither this
                 -----------
Agreement nor any memorandum hereof will be recorded in any public records, and that any such recording would constitute a default subject to Section 9.1
                                                                      ---
hereof.

          12.15  Jury Waiver.  IN ANY CIVIL ACTION, COUNTERCLAIM OR PROCEEDING,
                 -----------
WHETHER AT LAW OR IN EQUITY, WHICH ARISES OUT OF, CONCERNS, OR RELATES TO THIS AGREEMENT, AND ANY AND ALL TRANSACTIONS CONTEMPLATED HEREUNDER, THE PERFORMANCE HEREOF, OR THE RELATIONSHIP CREATED HEREBY, WHETHER SOUNDING IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, TRIAL WILL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO OF THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. NEITHER PARTY HAS MADE OR RELIED UPON ANY ORAL REPRESENTATIONS TO OR BY ANY OTHER PARTY REGARDING THE ENFORCEABILITY OF THIS PROVISION. EACH PARTY HAS READ AND UNDERSTANDS THE EFFECT OF THIS JURY WAIVER PROVISION.

          12.16  Public Announcements.  At all times prior to the Closing Date,
                 --------------------
Transferor, on the one hand, and Company, on the other hand, agree to consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby (other than for the Schedule 14D-1, the Schedule 14D-9 and any other public filing made in connection with the transactions contemplated by the Merger Agreement), and shall not issue any such press release or make any such public statement prior to such consultation and review by the other party of a copy of such release or statement; provided, that (x) a party may, without the prior consent of any
           --------
other party, issue a press release or make such public statement as may be required by law or any rule of or agreement with any national securities exchange or automated quotation system to which such party is subject and (y) subject to Transferor's obligations under the Merger Agreement, Transferor will give Company and its counsel the opportunity to review and comment upon the
Schedule 14D-1, the Schedule 14D-9 and any other public filing made in connection with the transactions contemplated by the Merger Agreement but only to the extent that same directly relates to the identity and description of Company or to the description of the principal terms and conditions of this Agreement.

          12.17  Radon Gas.  Radon is a naturally occurring radioactive gas
                 ---------
that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time ("Radon").
                                                                  -----
Levels of Radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding Radon and Radon testing may be obtained from the local county public health unit. The matters set forth in this Section 12.17 shall constitute an exception to the representation and
                -----
warranty of Transferor set forth in Section 3.6 hereof.
                                            ---

          12.18  Bulk Sales Law Waiver.  Each party hereto agrees to waive
                 ---------------------
compliance by the other with the provisions of the bulk sales law or comparable law of any jurisdiction to the extent that the same may be applicable to the transactions contemplated hereby.

          12.19  Knowledge.  When any representation or warranty contained in
                 ---------
this Agreement is expressly qualified by the knowledge of Transferor or Echelon, such knowledge means the actual knowledge of Darryl A. LeClair, W. Michael Doramus, Julio A. Maggi, Larry J. Newsome, Susan G. Johnson, J. Mark Stroud, Thomas D. Wilson, Antonia P. Williams, Timothy S. Tinsley or K. Brent Little.

          12.20  Amendments, Modifications and Supplements.  This Agreement
                 -----------------------------------------
(including all Schedules and Exhibits thereto) may be amended, modified and supplemented only in writing executed by the parties hereto.

          12.21  Representations and Warranties.  The respective representations
                 ------------------------------
and warranties of Transferor, on the one hand, and Company, on the other hand, contained herein or in any certificates or other documents delivered pursuant hereto shall not be deemed waived or otherwise affected by any investigation made by any party. Except as expressly provided in Section 8 hereof (and, in
                                                            -
the case of Company, Sections 4.5, 4.6 and 4.9 hereof), each and every such
                              ---  ---     ---
representation and warranty shall expire with, and be terminated and extinguished by, the Escrow Closing Date and thereafter neither Transferor nor Company shall be under any liability whatsoever with respect to any such representation or warranty. Furthermore, notwithstanding anything to the contrary (express or implied) set forth herein (other than Section 8 hereof), in
                                                                   -
the case of any breach by Transferor of any of its representations and warranties, Company's sole right shall be the exercise (if it is entitled to do
so) of its right of termination pursuant to Section 9.1(f) hereof (and Company's
                                                    ------
sole remedies in connection therewith shall be those expressly set forth in
Section 9.2 hereof) and Transferor shall not at any time (whether before, on or
        ---
after the Escrow Closing Date) have any further liability whatsoever with respect to any such breach of its representations and warranties. This Section
12.21 shall have no effect upon any other obligation of the parties hereto,
-----
whether to be performed before or after the Closing Date.

          12.22  Performance and Discharge.  The acceptance by Company of the
                 -------------------------
agreements, instruments and other documents contemplated in this Agreement conveying title to, or assigning Transferor's rights and interests in, the Assets shall be deemed to be a full performance and discharge of every agreement and obligation on the part of Transferor to be performed under this Agreement, except those, if any, where are herein specifically stated to survive delivery of such agreements, instruments and other documents.

          12.23  Section 351 of the Code.  Each party hereto agrees that this
                 -----------------------
Agreement and the transactions contemplated thereby shall be taxed in accordance with Section 351 of the Code and that such party will file applicable Tax Returns to reflect such treatment.


                           [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties have caused this Subscription Agreement to be executed on the date(s) hereinafter set forth.


                                   ECHELON INTERNATIONAL CORPORATION,
                                   a Florida corporation


                                   By:______________________________
                                   Name:____________________________
                                   Title:___________________________
                                   Date:  January ____, 2000


                                   ECHELON DEVELOPMENT CORPORATION,
                                   a Florida corporation


                                   By:______________________________
                                   Name:____________________________
                                   Title:___________________________
                                   Date:  January ____, 2000


                                   SOUTH CORE COMMERCIAL, INC.,
                                   a Florida corporation

                                   By:______________________________
                                   Name:____________________________
                                   Title:___________________________
                                   Date:  January ____, 2000


                                   SOUTH CORE PARKING, INC.,
                                   a Florida corporation

                                   By:______________________________
                                   Name:____________________________
                                   Title:___________________________
                                   Date:  January ____, 2000

                                   ECHELON AT CARILLON ONE, INC.,
                                   a Florida corporation

                                   By:______________________________
                                   Name:____________________________
                                   Title:___________________________
                                   Date:  January ____, 2000


                                   ECHELON AT NORTHLAKE, INC.,
                                   a Florida corporation


                                   By:______________________________
                                   Name:____________________________
                                   Title:___________________________
                                   Date:  January ____, 2000


                                   ECHELON AT THE RESERVE, INC.,
                                   a Florida corporation


                                   By:______________________________
                                   Name:____________________________
                                   Title:___________________________
                                   Date:  January ____, 2000

WITNESSED BY:                      ECHELON AFFORDABLE HOUSING, INC.,
                                   a Florida corporation
_________________________
Name:____________________          By:______________________________
                                   Name:____________________________
_________________________          Title:___________________________
Name:____________________          Date:  January ____, 2000

WITNESSED BY:                      BAYBRIDGE APARTMENTS, LTD., a Florida Limited
                                   Partnership
____________________
Name:_______________               By: Echelon General Partner Affordable
                                       Housing, Inc., a Florida Corporation,
                                       its general partner

____________________
Name:_______________
                                   By:________________________________
                                   Name:______________________________
                                   Title:_____________________________
                                   Date:  January ____, 2000



WITNESSED BY:                      200 CARILLON, L.L.C., a Delaware Limited
                                   Liability Company
____________________
Name:_______________               By: Echelon at Carillon Two, Inc., a Florida
                                       Corporation, its managing member

____________________               By:________________________________
Name:_______________               Name:______________________________
                                   Title:_____________________________
                                   Date:  January ____, 2000

                                   SOUTH GARNETT RESIDENTIAL LIMITED
                                   PARTNERSHIP, a Texas Limited Partnership

                                   By: Echelon General Partner, Inc., a Florida
                                       Corporation, its general partner

                                   By:_____________________________
                                   Name:___________________________
                                   Title:__________________________
                                   Date:  January ____, 2000


                                   RESIDENTIAL 98/TH/ MEMORIAL CREEK TURNPIKE
                                   LIMITED PARTNERSHIP, a Texas Limited
                                   Partnership

                                   By: Echelon General Partner, Inc., a Florida
                                       Corporation, its general partner

                                   By:_____________________________
                                   Name:___________________________
                                   Title:__________________________
                                   Date:  January ____, 2000


WITNESSED BY:                      MISSION RANCH LIMITED PARTNERSHIP, a Texas
                                   Limited Partnership
_________________________
Name:____________________          By: Echelon General Partner, Inc., a Florida
                                       Corporation, its general partner
_________________________
Name:____________________
                                   By:_____________________________
                                   Name:___________________________
                                   Title:__________________________
                                   Date:  January ____, 2000

                                   COMPANY:

WITNESSED BY:                      HELLER AFFORDABLE HOUSING OF FLORIDA, INC., a
                                   Florida corporation
__________________________
Name:_____________________         By:_______________________________
                                   Name: Michael H. Jahrmarkt
___________________________        Title: Executive Vice President
Name:______________________        Date: January 21, 2000

          Escrow Agent hereby agrees to hold and disburse the Transfer Value and the other Escrowed Items in accordance with and subject to the provisions of the foregoing Subscription Agreement.

                                   LANDAMERICA FINANCIAL GROUP

                                   By:_____________________
                                   Name:___________________
                                   Title:__________________
                                   Date:  January ____, 2000

                                                                       EXHIBIT A
FOLIO NUMBER:  ____________


                                    FORM OF

                             SPECIAL WARRANTY DEED
                             ---------------------

          THIS SPECIAL WARRANTY DEED is made this ______ day of ____________, 2000, by ______________________, a _______________ ("Grantor"), whose address is
                                                     -------
_____________________________________, to _______________________, a
______________ ("Grantee"), whose address is _________________________________.
                 -------

                              W I T N E S S E T H:

          THAT GRANTOR, for and in consideration of the sum of ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby grant, bargain, sell, transfer and deliver to Grantee, its successors and assigns forever, the real property (the

"Property") described in Exhibit A attached hereto and made a part hereof.
---------

          TOGETHER, with all the tenements, hereditaments and appurtenances belonging or in anyway appertaining thereto.

          TO HAVE AND TO HOLD the same in fee simple forever.

          AND GRANTOR hereby specially warrants the title to the Property, and will defend the same against the lawful claims of all persons whomsoever claiming by, through or under Grantor, but none others.

          IN WITNESS WHEREOF, GRANTOR has caused this Special Warranty Deed to be executed as of the date first above written.

WITNESSED BY:                   GRANTOR:

______________________________  By:  ______________________________

Name:_________________________

______________________________       By:___________________________

                                     Name:_________________________

Name:_________________________       Title:________________________

This instrument prepared by and when recorded return to:
_____________________________
_____________________________
_____________________________
_____________________________

STATE OF ___________    )
                        )  ss:
COUNTY OF___________    )

     The foregoing instrument was acknowledged before me this _____ day of ______, 2000, by ________________, as ______________ of _______________, a
__________ corporation, _____________ of _________________, a
___________________, on behalf of the _____________, who is personally known to me or who has produced a driver's license as identification.

                              __________________________________
                              Name:
                              Notary Public, State of ________________
                              My commission expires:

                                                                       EXHIBIT B

                                    FORM OF

                                  BILL OF SALE
                                  ------------

          Made and entered into this ____ day of __________, 2000, by and between _____________, a _____________ ("Transferor"), and __________________, a
                                         ----------
____________ ("Company").
               -------

                              W I T N E S S E T H:

          WHEREAS, Transferor and Company entered into that certain Subscription Agreement (the "Agreement"), dated as of January 21, 2000, for, inter alia, the
                ---------                                       ----- ----
transfer of the real property more specifically described in Exhibit A attached hereto and made a part hereof (the "Property"); and
                                    --------

          WHEREAS, in accordance with the terms of the Agreement, Transferor desires to assign, transfer, set over and deliver to Company all of Transferor's right, title and interest in, and Company desires to assume all duties and obligations of Transferor with respect to, all items of personalty situated at or on the Property, excluding any personal property owned or leased by tenants of the Property (collectively, the "Personalty");
                                    ----------

          NOW, THEREFORE, in accordance with the Agreement and in consideration of the sum of ten Dollars ($10.00) and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties do hereby agree as follows:

          1. Transferor does hereby grant, bargain, transfer, set over and deliver unto Company all of Transferor's right, title and interest in and to the Personalty.

          2. Company hereby acknowledges and agrees that it is purchasing the Personalty in its "as is" condition. Transferor makes no representation or warranty of any kind with respect to the Property or the Personalty, except as otherwise expressly set forth herein or in the Agreement.

          3. This Bill of Sale shall be governed by the laws of the State of _______ and shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns.

          Transferor hereby warrants title to the Property against the lawful claims of all persons claiming by, through or under Transferor, but none others.

          IN WITNESS WHEREOF, this Bill of Sale has been signed, sealed and delivered by the parties as of the date first above written.

WITNESSED BY:                   TRANSFEROR:

______________________________  By:

Name:_________________________

                                By:___________________________
______________________________  Name:_________________________
                                Title:________________________

Name:_________________________


WITNESSED BY:                   COMPANY:

______________________________  By:___________________________

Name:_________________________
                                By:___________________________
______________________________  Name:_________________________
                                Title:________________________

Name:________________________

                                                                       EXHIBIT C

                                    FORM OF

           ASSIGNMENT AND ASSUMPTION OF PERMITS, CONTRACTS AND LEASES
           ----------------------------------------------------------

          THIS ASSIGNMENT AND ASSUMPTION OF PERMITS, CONTRACTS AND LEASES (this "Assignment") is made and entered into as of the ____ day of _______________,
 ----------
2000, by and between _____________, a _________________ ("Assignor"), and
                                                          --------
_______________________, a ___________________ ("Assignee").
                                                 --------

                             W I T N E S S E T H :

          WHEREAS, Assignor and Assignee entered into that certain Subscription Agreement (the "Agreement"), dated as of January 21, 2000, for, inter alia, the
                ---------                                       ----- ----
transfer to Assignee of certain real property more particularly described in Exhibit A attached hereto and made a part hereof (the "Property"); and
                                                       --------

          WHEREAS, in accordance with the terms of the Agreement, Assignor desires to assign, transfer, set over and deliver to Assignee all of Assignor's right, title and interest in, and Assignee desires to assume all duties and obligations of Assignor with respect to, the Permits, Contracts and Leases (as such terms are defined in the Agreement) relating to the Property;

          NOW, THEREFORE, in accordance with the Agreement and in consideration of the sum of ten Dollars ($10.00) and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties do hereby agree as follows:

          1.  Assignment.  Assignor does hereby assign, transfer, set over and
              ----------
deliver unto Assignee all of Assignor's right, title and interest in and to the Permits, Contracts and Leases. Assignee makes no representation or warranty of any kind with respect to the Permits, Contracts and Leases, except as otherwise expressly set forth herein or in the Agreement.

          2.  Assumption.  Assignee hereby accepts the foregoing assignment and
              ----------
hereby assumes all duties and obligations under the same arising on or after the date hereof.

          3.  Assignor Indemnification.  Assignor hereby agrees to indemnify,
              ------------------------
defend and hold harmless Assignee from and against any loss, cost, damage, or expense arising from or in connection with any liability or obligation related to the Permits, Contracts and Leases arising by virtue of acts or omissions by Assignor which have accrued or occurred prior to the date hereof.

          4.  Assignee Indemnification.  Assignee hereby agrees to indemnify,
              ------------------------
defend and hold harmless Assignor from and against any loss, cost, damage, or expense arising from or in connection with any liability or obligation related to the Permits, Contracts and Leases arising by virtue of acts or omissions by Assignee which accrue or occur on or after the date hereof.

          5.  Governing Law; Parties Bound.  This Agreement shall be governed by
              ----------------------------
the laws of the State of __________. This Assignment shall be binding upon, and inure to the benefit of, the parties to this Assignment and their respective heirs, legal representatives, successors and assigns.

          IN WITNESS WHEREOF, this Assignment has been signed, sealed and delivered by the parties as of the date first above written.


WITNESSED BY:                 ASSIGNOR:

______________________________  By:

Name:_________________________

                                By:___________________________
______________________________  Name:_________________________
                                Title:________________________
Name:_________________________


WITNESSED BY:                 ASSIGNEE:

______________________________  By:___________________________

Name:_________________________
                                By:___________________________
______________________________  Name:_________________________
                                Title:________________________
Name:________________________

                                                                       EXHIBIT D

                                    FORM OF

                           TENANT ESTOPPEL STATEMENT
                           -------------------------

DATE:                         ______________, 2000

TO:                           ________________________, a
________________________ ("Company")
                           -------

RE:             Lease (the "Lease"), dated ___________, by and between
                            -----
          ___________ as landlord ("Landlord") and ___________ as tenant
                                    --------
          ("Tenant"), with respect to _______________________________ (the
          --------
          "Leased Premises")
          ----------------

Gentlemen:

          As Tenant under the Lease, the undersigned hereby acknowledges for the benefit of Company, which is about to purchase the Leased Premises, and Company's lender, if any, the truth and accuracy of the following statements pertaining to said Lease:

1.   Date of Lease:

2.   Description of Any and All Amendments, Modification or
Assignments of the Lease:

3.   Term of Lease / Date of Expiration:

4.   Current Monthly Rent / Common Area Maintenance / Other Charges:

5.   Security Deposit / Last Month's Rent / Other Prepaid Amounts:

6.   Guarantor(s), if any:

7.   The Lease is in full force and effect.

8. Tenant is in exclusive possession of the Leased Premises under the terms of the Lease.

9. All rent, charges or other payments due Landlord under the Lease have been paid through ________________, [1999] [2000]. Rent has not been paid more than one (1) month in advance.

10. There are not any uncured defaults on the part of Landlord or Tenant under the Lease and, to the best of Tenant's knowledge and belief, no event has occurred which, with notice and/or lapse of time, would cause such a default to occur by either Landlord or Tenant.

11. All tenant improvements and other improvements to be constructed by Landlord under the Lease have been fully completed and accepted by Tenant.

12. Tenant does not have any outstanding option to renew the Lease, option to expand the Leased Premises or option to purchase any part of the Leased Premises other than as follows:

13. The Lease, together with any modifications listed in item 2 hereof, sets forth the entire agreement between Landlord and Tenant. There are no other documents or agreements affecting the rights of the parties except as follows: ___________________________

14. To the best of Tenant's knowledge and belief, the Lease is valid and enforceable in accordance with its terms and none of the provisions thereof that inure to the benefit of Landlord have been waived by Landlord and there are no offsets or defenses to the payment of rent by Tenant under the Lease.

15. Tenant is the sole owner of the entire leasehold estate under the Lease and has not assigned the Lease or any interest therein, nor has Tenant sublet all or any portion of the Leased Premises.

16. Tenant has obtained the required occupational licenses, certificates of occupancy or other similar licenses required for Tenant to operate its business on the Leased Premises.

17. This certification shall be binding upon Tenant, its successors and assigns, and shall inure to the benefit of Company, its successors and assigns, the Company's lender, if any, and all parties claiming through or under such persons.

                                    TENANT:

                                    _________________________________
                                      By:  __________________________
                                      Name:__________________________
                                      Title:_________________________

                                                                       EXHIBIT E

                                    FORM OF

              ASSIGNMENT AND ASSUMPTION AGREEMENT OF MORTGAGE LOAN
              ----------------------------------------------------

          THIS ASSIGNMENT AND ASSUMPTION OF MORTGAGE LOAN (this "Assignment") is
                                                                 ----------
made and entered into as of the ____ day of _______________, 2000, by and between _________________ ("Assignor"), having an address at _________________
                            --------
and _______________________, a ___________________ ("Assignee"), having an
                                                     --------
address at _______________________.

                             W I T N E S S E T H :

          WHEREAS, pursuant to that certain [Mortgage], dated _______, ____, between Assignor, as lender/mortgagee, to [Name of Borrower], as borrower/mortgagor (the "Borrower"), and recorded in the Office of the Clerk of
                         --------
_______ County on _______ in Liber _______, Page ________, Assignor made a loan to the Borrower in the sum of $______________ (the "Mortgage Loan");
                                                    -------------

          WHEREAS, Assignor and Assignee entered into that certain Subscription Agreement (the "Agreement"), dated as of January 21, 2000, for, inter alia, the
                ---------                                       ----- ----
transfer of the Mortgage Loan; and

          WHEREAS, in accordance with the terms of the Agreement, Assignor desires to assign, transfer, set over and deliver to Assignee all of Assignor's right, title and interest in, and Assignee desires to assume all duties and obligations of Assignor with respect to the Mortgage Loan and the mortgage loan documents relating thereto and described on Exhibit A attached hereto and made a part hereof (the "Mortgage Loan Documents");
                  -----------------------

          NOW, THEREFORE, in accordance with the Agreement and in consideration of the sum of ten Dollars ($10.00) and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties do hereby agree as follows:

          1.    Assignment.  Assignor does hereby assign, transfer, set over and
                ----------
deliver unto Assignee all of Assignor's right, title and interest in and to the Mortgage Loan and the Mortgage Loan Documents, together with all other documents and instruments relating thereto. The foregoing assignment is made without representation or warranty of any kind, except as otherwise set forth herein or in the Agreement.

          2.    Assumption.  Assignee hereby accepts the foregoing assignment
                ----------
and hereby assumes all duties and obligations under the Mortgage Loan Documents arising on or after the date hereof.

          3.    Assignor Indemnification.  Assignor hereby agrees to indemnify,
                ------------------------
defend and hold harmless Assignee from and against any loss, cost, damage, or expense arising from or in connection with any liability or obligation related to the Mortgage Loan and the Mortgage Loan Documents arising by virtue of acts or omissions by Assignor which have accrued or occurred prior to the date hereof.

          4.    Assignee Indemnification.  Assignee hereby agrees to indemnify,
                ------------------------
defend and hold harmless Assignor from and against any loss, cost, damage, or expense arising from or in connection with any liability or obligation related to the Mortgage Loan and the Mortgage Loan Documents arising by virtue of acts or omissions by Assignee which accrue or occur on or after the date hereof.

          5.    Governing Law; Parties Bound.  This Assignment shall be governed
                ----------------------------
by the laws of the State of ________ and shall be binding upon, and inure to the benefit of, the parties to this Assignment and their respective heirs, legal representatives, successors and assigns.

          IN WITNESS WHEREOF, this Assignment has been signed, sealed and delivered by the parties as of the date first above written.


WITNESSED BY:                 ASSIGNOR:

______________________________  By:________________________

Name:_________________________
                                By:________________________
______________________________  Name:______________________
                                Title:_____________________

Name:_________________________


WITNESSED BY:                 ASSIGNEE:

______________________________  By:________________________

Name:_________________________
                                By:________________________
______________________________  Name:______________________
                                Title:_____________________
Name:________________________

STATE OF ___________     )
                         )  ss:
COUNTY OF ___________    )

     The foregoing instrument was acknowledged before me this _____ day of ______, 2000, by ________________, as ______________ of _______________, a
 __________ corporation, _____________ of _________________, a
___________________, on behalf of the _____________, who is personally known to me or who has produced a driver's license as identification.

                              __________________________________
                              Name:
                              Notary Public, State of ________________
                              My commission expires:

STATE OF ___________     )
                         )  ss:
COUNTY OF ___________    )

     The foregoing instrument was acknowledged before me this _____ day of ______, 2000, by _________________, as ______________ of __________________, a
________ corporation, ______________ of ______________________, a ___________,
on behalf of the _________________, who is personally known to me or who has produced a driver's license as identification.

                              __________________________________
                              Name:
                              Notary Public, State of ________________
                              My commission expires:

                                                                       EXHIBIT F

                                    FORM OF

                                TITLE AFFIDAVIT
                                ---------------

STATE OF ___________  )
                      )  ss:
COUNTY OF ___________ )


The undersigned, [PROPERTY OWNER], hereinafter called Affiant, being duly sworn, says that:

1. Affiant is the owner in fee simple of the premises described on Exhibit A attached hereto.

2. Affiant has present possession of all the premises subject to lessees or tenants in possession.

3. Affiant states further that no work has been done or materials furnished to said premises, or any part thereof, or demolition of existing improvements conducted thereon, for the past six (6) months and that there are no outstanding claims for the furnishings of material or labor for the erection, construction, alteration or demolition of any building on the premises whereby the same are now or might become subject to mechanic's or other liens, except as listed on Exhibit B attached hereto.

4. Affiant further represents that it has not received notice of an assessment for any public improvements affecting the property prior to the date of closing that would give rise to a special property tax assessment against the property described on Exhibit A after the date of closing.

5. Affiant is not currently in bankruptcy under the U.S. Code, and further represents to its knowledge that there are no pending proceedings or unsatisfied judgments of record, nor any tax liens filed against Affiant, except as shown on Exhibit C attached hereto; that if there are any judgments, bankruptcies, probate proceedings, state or federal tax liens of record against parties with same or similar names, they are not against Affiant.

6. Affiant agrees not to place of record any lien or encumbrance upon the above-mentioned property from the date hereof to the date of recordation of documents executed and delivered in connection with the above commitment.

This affidavit is made for the purpose of inducing one or more of LANDAMERICA FINANCIAL GROUP's title insurers to issue an Owner's policy of title insurance on the premises without exception to rights of parties in possession or intervening matters which do or do not appear of record between the date of closing and recordation.



                              By:__________________________________

                              Title:________________________________


Subscribed and sworn to before me this _____ day of ____________, ____


                              ________________________________
                              Notary Public

                              ________________________________
                              Address

                              ________________________________


Commission expires:

                                                                       EXHIBIT G

                                    FORM OF

                                 GAP INDEMNITY
                                 -------------

                                                        TITLE NO. ______________

     THIS INDEMNITY, given by [Property Owner] (hereinafter called Indemnitor) to [LANDAMERICA FINANCIAL GROUP] (hereinafter called Company) on _____________, 2000.

     WHEREAS, Indemnitor has requested Company to issue its policy(s) of title insurance insuring an interest in or title to certain real estate in ______________ County (City) _____________, described in Policy/Commitment No.
_____________ issued by Company and/or described in Exhibit A attached hereto and made a part hereof without exception to, or providing certain affirmative insurance against, the following matters (hereinafter referred to as the Exception):

     Defects, liens, encumbrances, adverse claims or other matters, if any, created, first appearing in the public records on attaching subsequent to the effective date hereby but prior to the date the proposed insured acquires for value of record the estate or interest or mortgage thereon covered by this commitment, other than mechanics' and materialman's claims.

     AND WHEREAS, Company is unwilling to so issue such policy(s) unless indemnified by Indemnitor as hereinafter provided;

     AND WHEREAS, Indemnitor has, as an inducement to Company, offered to indemnify Company against loss or damage which Company may become liable for by reason of the omission or deletion of the Exception in said Policy or Commitment against loss, damage, cost or expense which may result from the matters referred to in the Exception;

     NOW, THEREFORE, the condition of this obligation is such that if Indemnitor, its heirs, administrators, executors, successors, and assigns, or any of them, shall and do at all times hereinafter well and sufficiently save, defend, keep harmless, and indemnify Company, its successors and assigns of and from all loss, damage, cost, change, liability or expense, including court costs and reasonable attorneys' fees, which it may sustain, suffer or be put to under its policy or policies of title insurance or otherwise on account of the omission or deletion of, or affirmative insurance in connection with, the Exception due to or arising from any act or omission of Indemnitor and in the event any claims or liens in connection with the Exception are filed of record which are so due to the action or omission of Indemnitor; shall cause same to be paid and discharged of record without delay, or otherwise disposed of to Company's reasonable satisfaction, then this obligation shall be null and void, otherwise to remain in full force and effect until the date of policy issuance.

     The conditions, covenants, and terms of this Indemnity attached hereto as Schedule A are incorporated herein by reference.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals this ______ day of __________, 2000.


                                    INDEMNITOR

                                    [PROPERTY OWNER]


                                    By: __________________________

                                    _____________________________(SEAL)

                                    Address: __________________________

                                             __________________________

                                    Telephone: ________________________

                            SCHEDULE A TO EXHIBIT G
                            -----------------------

      THE CONDITIONS, COVENANTS, AND TERMS OF THE ATTACHED INDEMNITY ARE:

     1. Indemnitor agrees that Company may, in its discretion, report to its proposed insured the existence of the matters set forth as the Exception and refuse to so issue such policy(s) of title insurance unless Company is furnished with satisfactory acknowledgment by the proposed insured that said proposed insured is aware of the existence of the matters set forth as of title insurance. The obligations of Indemnitor under this instrument shall continue until Company has ascertained through a lien search conducted as soon as possible following the issuance of the policy, that no matters of record have been filed between the date of the Commitment and the date of the policy. Company also agrees to conduct a lien search and update the effective date of the Commitment to a date immediately prior to the date of closing of the transaction pursuant to which the policy will be issued.

     2. Indemnitor agrees that if at any time Company deems it necessary in order to satisfy its obligations under said policy(s), it may, with notice to Indemnitor, pay, satisfy, compromise or do any other act reasonably necessary to obtain a release or discharge of the Exception to the title (provided however, that such Exception is due to the act or omission of Indemnitor, and Indemnitor has had a reasonable opportunity to satisfy the obligation itself.) Indemnitor hereby authorizes and empowers Company to advance and pay any sums reasonably necessary to obtain a release, discharge or satisfaction of the matters set forth as the Exception to the title. Indemnitor shall promptly furnish such funds so expended by Company following demand therefor.

     3. If Company shall sustain or incur loss or damage because Indemnitor failed to provide sufficient funds upon demand by Company, Indemnitor shall become indebted to Company in amount equal to the loss and expense sustained or incurred by Company and agrees to repay Company that amount on demand, together with interest thereon, from the date of demand, at the legal rate for judgments in the state where the real estate is located.

     4. If Indemnitor fails timely to take such steps as in the opinion of Company are reasonably necessary to remove the matters set forth herein as the Exception to the title, on or before agreed date as provided herein, Company is authorized in its reasonable discretion to take whatever steps, including but not limited to the commencement of legal action or payment of money, that it determines necessary to remove said matters, and in connection therewith Indemnitor shall, upon demand, advance to Company all funds necessary, including all costs, attorneys' fees, and other expenses.

     5. Company shall have the right with the reasonable approval of Indemnitor to select and approve any and all counsel who may be retained by Company or by Indemnitor to defend any action brought by any party as a result of Company issuing its policy(s) without showing said Exception, or insuring against loss, damage, cost or expense which may result from the matters referred to in said Exception, or any counsel retained by Company or Indemnitor to bring any action or to perform any work to correct the matters shown in the Exception, and Indemnitor agrees promptly to pay the counsel to selection or approved by Company.


     6. In this instrument, wherever the context so requires, the singular number includes the plural, and where there is more than one person included as Indemnitor the obligations of this agreement shall be binding on all such persons jointly and severally. "Policy" shall be deemed to include a binder or commitment; and "Commitment" shall be deemed to include binder.

     7. If any provision hereof is held to be void or unenforceable under the laws of any place covering its construction or enforcement, this instrument shall not be void or vitiated thereby, but shall be construed to be in force with the same effect as though such provision were omitted.

     8. The liability of Indemnitor under this instrument is direct and primary and is not conditioned or contingent upon prior pursuit of any remedies by Company except demand for performance upon Indemnitor. Indemnitor shall be liable for and shall pay promptly to Company all costs, expenses and reasonable attorneys' fees incurred by Company in enforcing its rights hereunder.

     9. This instrument shall be binding upon Indemnitor, and its successors and assigns and shall inure to the benefit of Company, its successors or assigns, including, without limitation, any other insurer involved in reinsuring, in any matter, any liabilities of Company under any policy(s) of title insurance or endorsement(s) thereto issued in reliance hereon.

     10. Written notice shall be deemed to have been duly served if delivered to the person or to a member of the firm or to an officer of the corporation for whom it was intended, or if delivered at or sent by registered or certified mail to the appropriate address shown herein.

                                                                       EXHIBIT H

                                    FORM OF

                                FIRPTA AFFIDAVIT
                                ----------------

                       CERTIFICATION OF NONFOREIGN STATUS
                       ----------------------------------

          Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. To inform the transferee (buyer) that withholding of tax is not required upon the disposition of U.S. real property interest, the undersigned hereby certify the following:

          1. The undersigned are not nonresident aliens for purposes of U.S. Income taxation;

          2. The undersigned's U.S. taxpayer identifying numbers are identified on Schedule A; and

          3.   The undersigned's address is:

               c/o Susan Glatthorn Johnson, Esq.
               General Counsel & Senior Vice President

               Echelon International Corporation

               450 Carillon Parkway, Suite 200

               St. Petersburg, Florida  33716

          The undersigned understand that this Certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement it has made here could be punished by fine, imprisonment, or both.

          Under penalties of perjury the undersigned declare that they have examined this Certification and to the best of their knowledge and belief it is true, correct, and complete.

                              Dated:  __________ ___, 2000

                              [INSERT HERE THE LIST OF SUBS FOR

                              SUBSCRIPTION AGREEMENT]

                              By:_____________________________
                              Name:___________________________
                              Title:____________________________

                                                                     EXHIBIT 7.7

                             JOINT DIRECTION LETTER

                                    [February] __, 2000

LandAmerica Financial Group
3922 Coconut Palm Drive, Suite 102
Tampa, Florida  33619

Attention:  Juanita M. Shuster

Dear Ms. Shuster:

          Reference is made to (a) the Purchase and Sale Agreement dated January __, 2000 (the "Purchase and Sale Agreement") by and among Echelon International Corporation and certain of its subsidiaries, collectively, as Sellers (collectively, in such capacity, referred to herein as the "Seller"), and Echelon Residential LLC, as Buyer (the "Buyer"), and (b) the Subscription Agreement dated January __, 2000 (the "Subscription Agreement") by and among Echelon International Corporation and certain of its subsidiaries, collectively, as Transferor (collectively, in such capacity, referred to herein as the "Transferor"), and Heller Affordable Housing of Florida, Inc., as Transferee (the "Transferee"). Unless otherwise defined or provided, capitalized terms herein shall have the meanings ascribed to such terms in the Purchase and Sale Agreement or Subscription Agreement, respectively, as the case may be.

          This Joint Direction Letter is delivered to LandAmerica Financial Group as Escrow Agent under the Purchase and Sale Agreement and under the Subscription Agreement (in such capacity, referred to herein as "Escrow Agent") pursuant to Section 7.7 of the Purchase and Sale Agreement and Section 7.7 of the Subscription Agreement and, once delivered by the parties hereto, shall be irrevocable in all respects.

          1. Each of the Seller, the Buyer, the Transferor and the Transferee hereby expressly acknowledges, agrees, represents and warrants and, to the extent the following waivers and confirmation may only be validly made by any other signatory hereto but not by it, based upon and in reliance upon the acknowledgement, agreement, representations and warranties of such other parties hereby made, that, except for the conditions described in Sections 6.1(c), (i) and (j) and 6.2(c), (i) and (j) of the Purchase and Sale Agreement and Sections 6.1(c), (i) and (j) and 6.2(c), (i) and (j) of the Subscription Agreement, each of the conditions to the closing of the transactions described in the Purchase and Sale Agreement and the Subscription Agreement (including, without limitation, conditions based upon (x) the accuracy as of any date of the representations and warranties of any party thereto, (y) compliance by any party thereto with its covenants or other obligations thereunder, and (z) the deliveries to Escrow Agent of the Escrowed Items required thereby) have been satisfied or waived as of the date hereof.

          2. Each of the Seller and the Buyer hereby represents and warrants that (a) to the best of its knowledge, after due inquiry, none of the conditions described in Sections 6.1(i) and (j), and 6.2 (i) and (j) of the Purchase and Sale Agreement has occurred, and (b) the Purchase and Sale Agreement has not been amended, supplemented, terminated (pursuant to Section 9 thereof or otherwise) or otherwise modified, except such amendments, supplements or modifications as (i) are permitted by the Merger Agreement, (ii) would not reduce the aggregate Purchase Price and would not affect Sections 7.7, 7.8 or
12.2 of the Purchase and Sale Agreement and (iii) are attached as exhibits hereto.

          3. Each of the Transferor and Transferee hereby represents and warrants that (a) to the best of its knowledge, after due inquiry, none of the conditions described in Sections 6.1(i) and (j), and 6.2(i) and (j) of the Subscription Agreement has occurred, and (b) the Subscription Agreement has not been amended, supplemented, or terminated (pursuant to Section 9 thereof or otherwise) or otherwise modified, except such amendments, supplements or modifications as (i) are permitted by the Merger Agreement, (ii) would not reduce the aggregate cash portion of the Transfer Value and would not affect Sections 7.7, 7.8 or 12.2 of the Subscription Agreement and (iii) are attached as exhibits hereto.

          4. The Seller and the Buyer each hereby further confirm to Escrow Agent that (a) listed on Schedule I hereto is a list of all items required to be delivered by the Buyer and/or the Seller to Escrow Agent under Sections 7.4 and
7.5 of the Purchase and Sale Agreement (the "Purchase Escrowed Items"), (b) all such items, including the Purchase Price, have been delivered to Escrow Agent under the Purchase and Sale Agreement, (c) the amount of the Purchase Price is $______, and (d) the aggregate amount of Asset Sales Proceeds (as such term is defined in the Purchase and Sale Agreement) is $______.

          5.  The Transferor and the Transferee each hereby further confirm that
(a) listed on Schedule II hereto is a list of all items required to be delivered by the Transferor and/or the Transferee under Sections 7.4 and 7.5 of the Subscription Agreement (the "Subscription Escrowed Items"), (b) all such items, including the Transfer Value, have been delivered to Escrow Agent under the Subscription Agreement, and (c) the amount of the cash portion of the Transfer Value, after giving effect to any Reduction in Transfer Value as the result of the consummation on or prior to the date hereof of any Pending Transactions (as such term is defined in the Subscription Agreement) is $_____[, the Reduction in Transfer Value is $______ and the Excess Amount (as such term is defined in the Subscription Agreement is $_______]).

          6. The Buyer and the Seller hereby irrevocably instruct you as follows:

          (a) Immediately following the filing by Escrow Agent of the Articles of Merger with respect to the Merger with the Department of State of the State of Florida or the receipt by Escrow Agent of notice that such filing has occurred, the Purchase Escrowed Items shall be promptly delivered by Escrow Agent to the party entitled to same and, in particular,

(i) the Purchase Price shall be delivered, by wire transfer of immediately available funds, to the Surviving Corporation or as it shall direct; and

(ii) the aggregate amount of Asset Sales Proceeds shall be delivered, by wire transfer of immediately available funds, to the Buyer or as it shall direct.

(b)   If (i) the Purchase and Sale Agreement has been terminated pursuant to Section 9.1 thereof, or (ii) the Tender Offer Expiration Date does
                    ---
not occur on or prior to the third Business Day after the date hereof, the Purchase Escrowed Items shall be promptly delivered by Escrow Agent to the party which had previously deposited same with Escrow Agent, and these instructions shall cease to have any effect.

          7. The Transferor and the Transferee hereby irrevocably instruct Escrow Agent as follows:

          (a) Immediately following the filing by Escrow Agent of the Articles of Merger with respect to the Merger with the Department of State of the State of Florida or the receipt by Escrow Agent of notice that such filing has occurred, the Subscription Escrowed Items shall be promptly delivered by Escrow Agent to the party entitled to same and, in particular,

(i)   the Preferred Stock shall be delivered to the Surviving Corporation;

(ii) the cash portion of the Transfer Value plus the amount of any Reduction in Transfer Value shall be delivered, by wire transfer of immediately available funds, to the Surviving Corporation or as it shall direct;

(iii) an amount equal to fifteen (15%) percent of the Excess Amount shall be delivered, by wire transfer of immediately available funds, to Echelon Commercial LLC or as it shall direct; and

(iv) an amount equal to eighty-five (85%) percent of such Excess Amount shall be delivered, by wire transfer of immediately available funds, to the Transferee for credit to the Cash Collateral Account (as such term is defined in the Heller Lease).

(b)   If (i) the Subscription Agreement has been terminated pursuant to
Section 9.1 thereof, or (ii) the Tender Offer Expiration Date does not occur on
        ---
or prior to the third Business Day after the date hereof, the Subscription Escrowed Items shall be promptly delivered by Escrow Agent to the party which had previously deposited same with Escrow Agent, and these instructions shall cease to have any effect.

          8. These instructions may not be revoked, modified, superseded or amended, without the prior written consent of each of the Seller, the Buyer, the Transferee, the Transferor, and EIN Acquisition Corp.

          Please acknowledge your receipt hereof and of each of the Purchase Escrowed Items, and Subscription Escrowed Items, including the Purchase Price and the Transfer Value, and your agreement, irrevocably, to comply herewith, by signing the enclosed copies of this letter and delivering copies hereof to each of the Buyer, the Seller, the Transferee, the Transferor, and EIN Acquisition Corp. EIN Acquisition Corp. is joining in the execution hereof for the purpose of acknowledging its receipt hereof and agreement to be bound hereby, subject to all of the terms and conditions hereof.


          IN WITNESS WHEREOF, this irrevocable Joint Direction Letter has been signed this __ day of [February], 2000.

                              ECHELON INTERNATIONAL CORP., [list all
                              subsidiaries parties to Purchase and Sale
                              Agreement], as Seller

                              By:
                                 ___________________________________
                              Name:
                              Title:

                              ECHELON INTERNATIONAL CORP.,
                              [list all subsidiaries party to Subscription
                              Agreement], as Transferor

                              By:
                                 ___________________________________
                              Name:
                              Title:

                              ECHELON RESIDENTIAL LLC, as Buyer

                              By:
                                 ___________________________________
                              Name:
                              Title:

                              HELLER AFFORDABLE HOUSING OF

                                 FLORIDA, INC., as Transferee

                              By:_______________________________
                              Name:_____________________________
                              Title:___________________________

ACKNOWLEDGED AND AGREED:

LANDAMERICA FINANCIAL GROUP

By:__________________________
Name:__________________________
Title:__________________________

RECEIPT ACKNOWLEDGED:

EIN ACQUSITION CORP.

By:_______________________________
Name:_____________________________
Title:____________________________

                                                                     EXHIBIT 7.8

                            JOINT INSTRUCTION LETTER


                                  [February] __, 2000


LandAmerica Financial Group
3922 Coconut Palm Drive, Suite 102
Tampa, Florida  33619
Attention:  Juanita M. Shuster

Dear Ms. Shuster:

      Reference is made to (a) the Purchase and Sale Agreement dated January __, 2000 (the "Purchase and Sale Agreement") by and among Echelon International Corporation and certain of its subsidiaries, collectively, as Sellers (collectively, in such capacity, referred to herein as the "Seller"), and Echelon Residential LLC, as Buyer (the "Buyer"), (b) the Subscription Agreement dated January __, 2000 (the "Subscription Agreement") by and among Echelon International Corporation and certain of its subsidiaries, collectively, as Transferor (collectively, in such capacity, referred to herein as the "Transferor"), and Heller Affordable Housing of Florida, Inc., as Transferee (the "Transferee"), and (c) that certain Joint Direction Letter of even date herewith made by the Seller, the Buyer, the Transferor and the Transferee and delivered to you pursuant to Sections 7.7 of the Purchase and Sale Agreement and
Section 7.7 of the Subscription Agreement (the "Joint Direction Letter").
Unless otherwise defined or provided, capitalized terms herein shall have the meanings ascribed to such terms in the Purchase and Sale Agreement or Subscription Agreement, respectively, as the case may be.

      This Joint Instruction Letter is delivered to LandAmerica Financial Group as Escrow Agent under the Purchase and Sale Agreement and under the Subscription Agreement (in such capacity, referred to in herein as "Escrow Agent") pursuant to Section 7.8 of the Purchase and Sale Agreement and Section 7.8 of the Subscription Agreement and, once delivered by the parties hereto, shall be irrevocable in all respects. A copy of this Joint Instruction Letter shall be delivered by Escrow Agent to EIN Acquisition Corp., a Florida corporation, ("EIN") and to Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, for the benefit of itself and Utrecht-America Finance Co. (collectively "Lender") and may be relied upon by EIN and Lender as if it had been addressed to them directly.

      1. Each of the Buyer and the Transferee hereby expressly acknowledges, agrees, represents and warrants and, to the extent the following waivers and confirmation may only be validly made by the other party hereto or by any other signatory to the Joint Direction Letter but not by it, based upon and in reliance upon, but not in any event subject to, the waivers and acknowledgements of such other parties hereby and thereby made, that, except for the conditions described in Sections 6.1(c), (i) and (j) and 6.2(c), (i) and (j) of the Purchase and Sale Agreement and Sections 6.1(c), (i) and (j) and 6.2(c), (i) and (j) of the Subscription Agreement, each of the conditions to the closing of the transactions described in the Purchase and Sale Agreement and the Subscription Agreement (including, without limitation, conditions based upon (x) the accuracy as of any date of the representations and warranties of any party thereto, (y) compliance by any party thereto with its covenants or other obligations thereunder, and (z) the deliveries to Escrow Agent of the Escrowed Items required hereby or thereby) have been satisfied or waived as of the date hereof.

      2. The Buyer hereby represents and warrants that (a) to its knowledge, none of the conditions described in Sections 6.1(i) and (j), and 6.2 (i) and (j) of the Purchase and Sale Agreement has occurred, and (b) the Purchase and Sale Agreement has not been amended, supplemented, terminated (pursuant to Section 9 thereof or otherwise) or otherwise modified, except such amendments, supplements or modifications as (i) are permitted by the Merger Agreement, (ii) would not reduce the aggregate Purchase Price and would not affect Sections 7.7, 7.8, or
12.2 of the Purchase and Sale Agreement and (iii) are attached as exhibits hereto. On the Closing Date under the Purchase and Sale Agreement, Buyer agrees to deliver to Escrow Agent a certificate reconfirming for the benefit of Escrow Agent, EIN and Lender the representations and warranties of the preceding sentence together with the other items required to be delivered to EIN as provided in Section 7.8 of the Purchase and Sale Agreement.

      3. The Transferee hereby represents and warrants that (a) to its knowledge, none of the conditions described in Sections 6.1(i) and (j), and 6.2(i) and (j) of the Subscription Agreement has occurred, and (b) the Subscription Agreement has not been amended, supplemented, or terminated (pursuant to Section 9 thereof or otherwise) or otherwise modified, except such amendments, supplements or modifications as (i) are permitted by the Merger Agreement, (ii) would not reduce the aggregate cash portion of the Transfer Value and would not affect Sections 7.7, 7.8, or 12.2 of the Subscription Agreement and (iii) are attached as exhibits hereto. On the Closing Date under the Subscription Agreement, the Transferee agrees to deliver to Escrow Agent a certificate reconfirming for the benefit of Escrow Agent, EIN and Lender the representations and warranties of the preceding sentence together with the other items required to be delivered to EIN as provided in Section 7.8 of the Subscription Agreement.

      4. The Buyer hereby further confirms that (a) listed on Schedule I hereto is a list of all items required to be delivered by the Buyer and/or the Seller to Escrow Agent under Sections 7.4 and 7.5 of the Purchase and Sale Agreement (the "Purchase Escrowed Items"),

(b) all such items, including the Purchase Price, have been delivered to Escrow Agent under the Purchase and Sale Agreement, (c) the amount of the Purchase Price is $______, (d) the aggregate amount of Asset Sales Proceeds (as such term is defined in the Purchase and Sale Agreement) is $_______, and (e) the Joint Direction Letter required by Section 7.7 of the Purchase and Sale Agreement has been delivered by the Buyer and the Seller to Escrow Agent.

      5. The Transferee hereby further confirms that (a) listed on Schedule II hereto is a list of all items required to be delivered by the Transferor and/or the Transferee under Sections 7.4 and 7.5 of the Subscription Agreement (the "Subscription Escrowed Items"), (b) all such items, including the Transfer Value, have been delivered to Escrow Agent under the Subscription Agreement, (c) the amount of the cash portion of the Transfer Value, after giving effect to any Reduction in Transfer Value as the result of the consummation on or prior to the date hereof of any Pending Transactions (as such term is defined in the Subscription Agreement) is $_____[, the Reduction in Transfer Value is $______ and the Excess Amount (as such term is defined in the Subscription Agreement is $_______]), and (d) the Joint Direction Letter required by Section 7.7 of the Subscription Agreement has been delivered by the Transferor and the Transferee to Escrow Agent.

      6. The Buyer hereby irrevocably, and without condition except as provided in this paragraph, instructs Escrow Agent as follows:

      (a) immediately following the filing by Escrow Agent of the Articles of Merger with respect to the Merger with the Department of State of the State of Florida or the receipt by Escrow Agent of notice that such filing has occurred, the Purchase Escrowed Items shall be promptly delivered by Escrow Agent to the party entitled to same and, in particular,

(i) the Purchase Price shall be delivered, by wire transfer of immediately available funds, to the Surviving Corporation or as it shall direct; and

(ii) the aggregate amount of Asset Sales Proceeds shall be delivered, by wire transfer of immediately available funds, to the Buyer as follows:
       [Echelon Residential LLC wire instructions].

      (b) If (i) the Purchase and Sale Agreement has been terminated pursuant to Section 9.1 thereof, or (ii) the Tender Offer Expiration Date does not occur
           ---
on or prior to the third Business Day after the date hereof, the Purchase Escrowed Items shall be promptly delivered by Escrow Agent to the party which had previously deposited same with Escrow Agent, and these instructions shall cease to have any effect.

      7. The Transferee hereby irrevocably, and without condition except as provided in this paragraph, instructs Escrow Agent as follows:

      (a) immediately following the filing by Escrow Agent of the Articles of Merger with respect to the Merger with the Department of State of the State of Florida or the receipt by Escrow Agent of notice that such filing has occurred, the Subscription Escrowed Items shall be promptly delivered by Escrow Agent to the party entitled to same and, in particular,

(i)    the Preferred Stock shall be delivered to the Surviving Corporation;

(ii) the cash portion of the Transfer Value plus the amount of any Reduction in Transfer Value shall be delivered, by wire transfer of immediately available funds, to the Surviving Corporation or as it shall direct;

(iii) an amount equal to fifteen (15%) percent of any Excess Amount shall be delivered, by wire transfer of immediately available funds, to Echelon Commercial LLC as follows: [Echelon Commercial LLC wire instructions]; and

(iv) an amount equal to eighty-five (85%) percent of such Excess Amount shall be delivered, by wire transfer of immediately available funds, to the Transferee for credit to the Cash Collateral Account (as such term is defined in the Heller Lease) as follows: [Heller Affordable Housing of Florida Inc., Cash Collateral Account wire instructions].

      (b)  If (i) the Subscription Agreement has been terminated pursuant to
Section 9.1 thereof, or (ii) the Tender Offer Expiration Date does not occur on
        ---
or prior to the third Business Day after the date hereof, the Subscription Escrowed Items shall be promptly delivered by Escrow Agent to the party which had previously deposited same with Escrow Agent, and these instructions shall cease to have any effect.

  8. These instructions may not be revoked, modified, superseded or amended, without the prior written consent of each of the Buyer, the Transferee, EIN and Lender.

  Please acknowledge your receipt hereof and of each of the Joint Direction Letter, Purchase Escrowed Items, and Subscription Escrowed Items, including the Purchase Price and the Transfer Value, and your agreement, irrevocably, to comply herewith, by signing the enclosed copies of this letter and delivering copies hereof to each of the Buyer, the Transferee, EIN and Lender. EIN and Lender and joining in the execution hereof for the purpose of acknowledging their receipt hereof and agreement to be bound hereby, subject to all of the terms and conditions hereof.

      IN WITNESS WHEREOF, this irrevocable Joint Instruction Letter has been signed this __ day of [February], 2000.

                              ECHELON RESIDENTIAL LLC, as Buyer

                              By:
                                 Name:______________________________
                                 Title:_____________________________

                              HELLER AFFORDABLE HOUSING OF
                              FLORIDA, INC., as Transferee

                              By:
                                 Name:______________________________
                                 Title:_____________________________

ACKNOWLEDGED AND AGREED:

LANDAMERICA FINANCIAL GROUP

By:____________________________
  Name:_______________________
  Title:________________________

RECEIPT ACKNOWLEDGED:


EIN ACQUSITION CORPORATION


By:____________________________
  Name:_______________________
  Title:________________________

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A
"RABOBANK NEDERLAND", NEW YORK BRANCH

By:____________________________
  Name:_______________________
  Title:________________________